UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PPD, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON FRIDAY, APRIL 23, 2021

Notice is hereby given that the Annual Meeting of Stockholders of PPD, Inc., a Delaware corporation, will be held virtually on Friday, April 23, 2021, at 4:00 p.m., Eastern Time.

The meeting can be accessed by visiting www.virtualshareholdermeeting.com/PPD2021, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the instructions beginning on page 2 of the Proxy Statement. There will be no physical location for stockholders to attend. We believe that due to the public health impact of the novel coronavirus outbreak (COVID-19), a virtual Annual Meeting allows us to do our part to support the health and well-being of our stockholders, employees and directors, and therefore have chosen this format over an in-person meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect the three Class I directors nominated by our Board of Directors and named in this Proxy Statement for terms expiring at the 2024 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 25, 2021 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder during the ten days prior to the Annual Meeting during ordinary business hours at our principal place of business at 929 North Front Street, Wilmington, North Carolina 28401. In addition, the list will be available to any stockholder for inspection online during the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/PPD2021 and enter the 16 digit control number provided on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or on the instructions that accompany your proxy materials.

We encourage you to access the Annual Meeting before the start time of 4:00 p.m., Eastern Time, on April 23, 2021. Please allow time for online check-in, which will begin at 3:55 p.m., Eastern Time, on April 23, 2021.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish these proxy materials and our 2020 Annual Report to Stockholders, including financial statements, via the Internet. On or about March 8, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2020 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering Annual Meeting materials.

Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the Internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to “General Information — Voting Methods” beginning on page 3 of the attached Proxy Statement.

By Order of the Board of Directors,

Julia James

Executive Vice President, General Counsel and Secretary

Wilmington, North Carolina

March 8, 2021

TABLE OF CONTENTS	1	|	General Information	Pg 1
	2	|	Proposal One: Election of Directors	Pg 6
	3	|	Proposal Two: Advisory Vote on Compensation of Named Executive Officers (“Say on Pay”)	Pg 10
	4	|	Proposal Three: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers (“Say on Pay Frequency”)	Pg 11
	5	|	Proposal Four: Ratification of our Independent Registered Public Accounting Firm	Pg 12
	6	|	Executive Officers of PPD	Pg 13
	7	|	Corporate Governance	Pg 15
			Committees and Meetings of the Board	15
			Corporate Governance Policies	17
	8	|	Report of Audit Committee	Pg 20
	9	|	Compensation Discussion and Analysis	Pg 21
			Executive Compensation Objectives and Philosophy	21
			Process for Determining Compensation	22
			Relationship of Compensation Practices to Risk Management	23
			Considerations in Setting 2020 Compensation	24
			Components of 2020 Compensation Program	25
			Other Compensation	32
			Tax and Accounting Implications	33
			Actions Taken in Fiscal Year 2021	33
			Other Important Compensaton Policies Affecting the Named Executive Officers	34
			Compensation Committee Report	35
	10	|	Executive Compensation	Pg 36
			Summary Compensation Table	36
			Grants of Plan-Based Awards in 2020	38
			Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	38
			Outstanding Equity Awards at 2020 Year End	43
			Option Exercises and Stock Vested During Fiscal Year 2020	44
			Pension Benefits and Nonqualified Deferred Compensation	45
			Potential Payments Upon Termination or Change in Control	45
			Director Compensation	51
			Compensation Committee Interlocks and Insider Participation	52
	11	|	Equity Compensation Plan Information	Pg 53
	12	|	Related Party Transactions	Pg 54
			Transactions with Related Persons	54
			Related Person Transaction Policy	56
	13	|	Security Ownership of Certain Beneficial Owners and Management	Pg 58
			Beneficial Ownership Table	58
			Changes in Control	60
	14	|	Stockholder Proposals for the 2022 Annual Meeting	Pg 61
	15	|	Where to Obtain Further Information	Pg 62

General Information

PPD, INC.

929 North Front Street

Wilmington, North Carolina 28401

(910) 251-0081

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, APRIL 23, 2021

GENERAL INFORMATION

INTRODUCTION

We are furnishing this Proxy Statement on behalf of the Board of Directors of PPD, Inc., a Delaware corporation, for use at our 2021 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 4:00 p.m., Eastern Time, on Friday, April 23, 2021. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/PPD2021, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see “General Information — Attendance at the Virtual Annual Meeting.” There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at www.virtualshareholdermeeting.com/PPD2021.

As used in this Proxy Statement, the terms “PPD,” “we,” “us,” “our” and the “Company” refer to PPD, Inc. The term “Board” refers to PPD’s Board of Directors.

This Proxy Statement is first being mailed or made available to stockholders on or about March 8, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23, 2021

This Proxy Statement and our 2020 Annual Report are available at http://www.proxyvote.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of this Proxy Statement, the proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report” and, together with the Proxy Statement and the proxy card, the “proxy materials”) to each stockholder of record, we are furnishing this Proxy Statement and our 2020 Annual Report, including financial statements, by providing access to them on the Internet to benefit the environment and save printing costs. On or about March 8, 2021, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record on February 25, 2021 (the “Record Date”). The Notice of Internet Availability of Proxy Materials and this Proxy Statement contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the telephone or Internet. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Annual Meeting. The Proxy Statement and 2020 Annual Report are also available, free of charge, under “Financial Information — SEC Filings” at https://investors.ppd.com/.

If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card that you will receive in response to your request.

VOTING RIGHTS

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election of directors.

PPD 2021 Proxy Statement	1

General Information

The close of business on February 25, 2021, has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had outstanding 350,428,741 shares of common stock. There are no cumulative voting rights in connection with the election of directors.

QUORUM

In accordance with Delaware law and our Amended and Restated Bylaws, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions, votes withheld and shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting will be treated as present for purposes of determining the existence of a quorum.

BROKER NON-VOTES

If you are a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote and whether the item is considered a “discretionary” item under applicable stock exchange rules. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a discretionary item. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion. All of the other proposals in this Proxy Statement are non-discretionary items. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may not vote on these proposals, resulting in a “broker non-vote.”

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING

The Annual Meeting will be conducted completely online via the Internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/PPD2021. To access the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.

We encourage you to access the Annual Meeting before the start time of 4:00 p.m., Eastern Time, on April 23, 2021. Please allow time for online check-in, which will begin at 3:55 p.m., Eastern Time, on April 23, 2021. Should you require technical assistance, support will be available by dialing 844-986-0822 (U.S.) or +1- 303-562-9302 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the investor relations page of our website, including information on when the meeting will be reconvened.

Stockholders who participate in the virtual Annual Meeting by way of the link above will be considered to have attended the meeting “in person” or “electronically” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

PARTICIPATION AT THE ANNUAL MEETING

We believe that due to the public health impact of the novel coronavirus outbreak (“COVID-19”), a virtual Annual Meeting allows us to do our part to support the health and well-being of our stockholders, employees and directors and therefore have chosen this format over an in-person meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the meeting, while providing stockholders the same rights and opportunities to participate as they would have had at an in-person meeting. Conducting our Annual Meeting virtually also reduces the environmental impact of our Annual Meeting and has the additional benefit of eliminating many of the costs associated with a physical meeting.

We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

2

General Information

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.

VOTING METHODS

The procedures for voting are as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you may vote:

•

Via the Internet Before the Annual Meeting: To vote through the Internet before the Annual Meeting, go to www.proxyvote.com and follow the on-screen instructions. You will need the 16-digit control number included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, your proxy card in order to vote by Internet. To be counted, your Internet vote must be received by 11:59 p.m., Eastern Time, on April 22, 2021.

•

Via the Internet at the Annual meeting: Shares held in your name as the stockholder of record may be voted by you while the polls remain open, at www.virtualshareholdermeeting.com/PPD2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card.

•

By Mail: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. To be counted, your proxy card vote must be received by April 22, 2021.

•

By Telephone: To vote by telephone, dial toll-free 1 (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, your proxy card in order to vote by telephone. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on April 22, 2021.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still participate in the Annual Meeting and vote electronically, even if you have already voted by proxy. The vote you cast electronically at the Annual Meeting will supersede any previous votes that you may have submitted.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. In that case, you should have received a notice containing voting instructions from your bank, broker or other nominee to ensure that your vote is counted. You must follow the instructions in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders owning shares through certain banks, brokers or other nominees. If your shares are not in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank, broker, or other nominee to obtain your 16-digit control number or otherwise vote through the bank, broker or other nominee. If you lose your 16-digit control number, you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.

VOTING REQUIREMENTS

At the Annual Meeting, stockholders will consider and act upon:

•	the election of the three Class I directors named in this Proxy Statement for terms expiring at the 2024 Annual Meeting of Stockholders;

•	the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement;

•	the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers;

•	the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	such other business as may properly come before the Annual Meeting.

PPD 2021 Proxy Statement	3

General Information

With regard to Proposal One (Election of Directors), votes may be cast for each nominee or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and each nominee is a current director. The election of directors requires a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under plurality voting, the three director nominees who receive the highest number of votes at the Annual Meeting will be elected as the Class I directors. Votes that are withheld and “broker non-votes” will have no effect on the outcome of Proposal One. There are no cumulative voting rights in connection with the election of directors.

With regard to Proposal Two (“Say on Pay”), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal Two requires the affirmative vote of the majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against this proposal. “Broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal Two is a non-binding advisory vote and, therefore, the result of this vote will not be binding on our Board or Compensation Committee. Our Board and Compensation Committee will, however, consider the outcome of this vote when evaluating our executive compensation program in the future.

With regard to Proposal Three (“Say on Pay Frequency”), votes may be cast for every year, every two years or every three years, or stockholders may abstain from voting on the proposal. The approval of the frequency alternative of Proposal Three requires the affirmative vote of the majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. The Board will consider the frequency that receives the highest number of votes, even if less than a majority, to be the frequency that has been selected by our stockholders. Abstentions will have the same effect as a vote against this proposal. “Broker non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal Three is a non-binding advisory vote and, therefore, the result of this vote will not be binding on our Board or Compensation Committee. Our Board and Compensation Committee will, however, consider the outcome of this vote when evaluating the frequency of future “Say on Pay” votes.

With regard to Proposal Four (Ratification of Our Independent Registered Public Accounting Firm), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal Four requires the affirmative vote of the majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against this proposal. We do not expect any “broker non-votes” in connection with Proposal Four.

TREATMENT OF VOTING INSTRUCTIONS

If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting (i) “FOR ALL” nominees listed in Proposal One, (ii) “FOR” Proposal Two, (iii) for “EVERY YEAR” on Proposal Three, (iv) “FOR” Proposal Four, and (v) in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, the persons identified as having the authority to vote the proxies also will have discretionary authority to vote in accordance with their judgment, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

REVOCABILITY OF PROXIES

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Secretary, (ii) properly submitting a later proxy via the Internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting the shares at the Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

4

General Information

COSTS OF PROXY SOLICITATION

Your proxy is being solicited on behalf of the Board. PPD will bear the expense of preparing, printing and mailing proxy materials and soliciting the proxies it is seeking. In addition to the use of mail, proxies may be solicited by officers, directors and employees of PPD, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. PPD also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

PPD 2021 Proxy Statement	5

Proposal One: Election of Directors

PROPOSAL ONE: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine directors, divided into three classes, each serving staggered, three-year terms:

•	our Class I directors are Ms. Hilado and Messrs. Simmons and Ensley, and their current terms expire at this year’s Annual Meeting;

•	our Class II directors are Messrs. Bress, Hill and Philbrick, and their current terms expire at the 2022 Annual Meeting of Stockholders; and

•	our Class III directors are Messrs. Kindler, Thorpe and Wise, and their current terms expire at the 2023 Annual Meeting of Stockholders.

Action will be taken at the Annual Meeting for the election of three Class I directors. Ms. Hilado and Messrs. Simmons and Ensley, the nominees listed below, are currently directors of the Company. Each director elected at the Annual Meeting will serve until the 2024 Annual Meeting or until his or her successor is elected and qualified.

Our Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) provides that Hellman & Friedman LLC and its affiliates (“Hellman & Friedman”) and The Carlyle Group Inc. and its affiliates (“Carlyle” and, together with Hellman & Friedman, the “Majority Sponsors”) have the right to nominate a certain number of individuals for election to our Board (such persons, the “Majority Sponsor Nominees”).

Hellman & Friedman has the right to nominate the following number of individuals to the Company’s Board (such persons, the “Hellman & Friedman Nominees”): (i) three individuals so long as it collectively owns more than 30% of the Company’s outstanding shares of common stock, (ii) two individuals so long as it collectively owns less than 30% but at least 15% of the Company’s outstanding shares of common stock and (iii) one individual so long as it collectively owns less than 15% but at least 7.5% of the Company’s outstanding shares of common stock; provided, in each case, that if Hellman & Friedman’s continuing ownership percentage (with respect to its ownership percentage as of May 2017) is not less than Carlyle’s then continuing ownership percentage, the number of individuals that Hellman & Friedman has the right to nominate to our Board will not be reduced if it would result in a number of Carlyle Nominees (as defined below) that is equal or greater to the number of Hellman & Friedman Nominees. Hellman & Friedman has nominated Messrs. Ensley, Philbrick, and Thorpe to serve on our Board.

Carlyle has the right to nominate the following number of individuals to the Company’s Board (such persons, the “Carlyle Nominees”): (i) two individuals so long as (x) it collectively owns at least 15% of the Company’s outstanding shares of common stock or (y) (A) Hellman & Friedman collectively owns at least 15% of the Company’s outstanding shares of common stock and (B) Carlyle’s continuing ownership percentage (with respect to its ownership percentage as of May 2017) is not less than Hellman & Friedman’s then continuing ownership percentage and (ii) one individual so long as (x) it collectively owns less than 15% but at least 7.5% of the Company’s outstanding shares of common stock or (y) (A) Hellman & Friedman collectively owns less than 15% but at least 7.5% of the Company’s outstanding shares of common stock and (B) Carlyle’s continuing ownership percentage of common stock (with respect to its ownership percentage as of May 2017) is not less than Hellman & Friedman’s then continuing ownership percentage of common stock. Carlyle has nominated Messrs. Bress and Wise to serve on our Board.

In addition, each of Platinum Falcon B 2018 RSC Limited, a restricted scope company incorporated in the Abu Dhabi Global Market and an investment vehicle of the Abu Dhabi Investment Authority, and its affiliates (“ADIA”) and Clocktower Investment Pte Ltd., an affiliate of GIC Private Limited, one of Singapore’s sovereign wealth funds, and its affiliates (“GIC” and, together with Hellman & Friedman, Carlyle, and ADIA, the “Sponsors”) has the right to designate a board observer to the Board so long as it owns at least 5% of our outstanding shares of common stock.

For so long as Hellman & Friedman and Carlyle have the right to nominate any individuals to our Board, (i) the Majority Sponsor Nominees will be included on the slate in the Proxy Statement relating to the election of directors of the class to which such persons belong and we will provide the highest level of support for the election of each such persons as we provide to any other individual standing for election as a director, and (ii) the only nominees that will be included on the slate in the Proxy Statement relating to the election of directors will be (x) the Majority Sponsor Nominees, and (y) the other nominees (if any) nominated by our Board, provided that each such other nominee must be (A) an independent director unanimously approved by Hellman & Friedman and Carlyle (in each case, only if such party then has the right to nominate any individuals) or (B) our Chief Executive Officer. In addition, each of the Sponsors has agreed to vote in favor of the Company slate that is included in our Proxy Statement, including “FOR ALL” nominees listed in Proposal One.

The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.

6

Proposal One: Election of Directors

In the event that a Majority Sponsor Nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to nominate such individual under our Stockholders Agreement will be entitled to nominate another individual to fill the resulting vacancy.

The name, age as of the Record Date, principal occupation for the last five years, selected biographical information and period of service as a director of PPD of the nominees for election as directors and for the continuing directors are set forth below.

CLASS I NOMINEES FOR ELECTION FOR TERMS EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

STEPHEN ENSLEY

Director Since August 2017

Mr. Ensley, age 36, currently serves as a Partner of Hellman & Friedman, a multinational private equity firm. Prior to joining Hellman & Friedman in 2009, Mr. Ensley worked as an investment banker in the Mergers and Acquisitions group at J.P. Morgan from 2007 to 2009. He currently serves on the operating committee of Genesys Telecommunications Laboratories, Inc., a customer engagement software provider, and the board of directors of Checkmarx, a market leader in the application security testing market. Mr. Ensley was formerly a director of Sheridan Healthcare, Inc., a provider of physician services, and CarProof, an automotive data provider.

Qualifications, Skills and Experience

We believe Mr. Ensley contributes to our Board his financial expertise and capital markets experience, as well as the experience gained from advising and serving as a director of multiple Hellman & Friedman portfolio companies.

MARIA TERESA HILADO

Director Since February 2018

Ms. Hilado, age 56, served as the Chief Financial Officer of Allergan plc (AGN), a global pharmaceutical company, from December 2014 to February 2018. Prior to joining Allergan plc, Ms. Hilado served as Senior Vice President, Finance and Treasurer of PepsiCo Inc. (PEP) from 2009 to 2014. Before joining PepsiCo, Ms. Hilado served as Vice President and Treasurer for Schering-Plough Corp., a pharmaceutical company, from 2008 to 2009. Before joining Schering-Plough, Ms. Hilado served in various roles at General Motors Co. (GM), most recently as Assistant Treasurer from 2006 to 2008 and as Chief Financial Officer of GMAC Commercial Finance LLC from 2001 to 2005. Ms. Hilado currently serves on the board of directors of H.B. Fuller Co (FUL), an adhesives manufacturing company, Campbell Soup Company (CPB), a food company, and Zimmer Biomet (ZBH), a medical device company.

Qualifications, Skills and Experience

We believe Ms. Hilado contributes to our Board her significant financial experience and extensive knowledge of the pharmaceutical industry, derived from her senior finance positions within Allergan, PepsiCo and Schering-Plough.

DAVID SIMMONS

Director Since May 2012

Mr. Simmons, age 56, has served as Chairman and Chief Executive Officer of the Company or its predecessor since May 2012. Prior to joining the Company, Mr. Simmons served in various roles at Pfizer Inc. (PFE), a multinational pharmaceutical corporation, from 1996 to 2012, most recently as their President of the Emerging Markets and Established Products business units. Mr. Simmons currently serves on the board of directors for Albany Molecular Research, Inc., a contract research and manufacturing organization, and Edelman Financial Engines LLC, a financial planning and investment management firm. Mr. Simmons also previously served as a director of Owens & Minor, Inc. (OMI).

Qualifications, Skills and Experience

We believe Mr. Simmons brings to our Board extensive knowledge of the pharmaceutical industry, which together with his experience leading the Company as our Chief Executive Officer, makes him well qualified to serve as one of our directors.

PPD 2021 Proxy Statement	7

Proposal One: Election of Directors

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS

JOE BRESS

Director Since April 2019

Mr. Bress, age 38, currently serves as a Managing Director at The Carlyle Group, a multinational private equity firm, which he joined in July 2007. He currently serves on the board of directors of WellDyneRx, an independent pharmacy benefit manager, Albany Molecular Research, a contract research and drug manufacturing organization, CorroHealth, a business service provider for healthcare companies, Millicent Pharma, a pharmaceutical company, and TriNetX, a real world data technology business serving the life sciences industry. Prior to Carlyle, Mr. Bress worked in the Mergers and Acquisitions group at UBS from 2005 to 2007.

Qualifications, Skills and Experience

We believe Mr. Bress contributes to our Board his financial expertise and experience in the healthcare industry, as well as the experience gained from advising and serving as a director of multiple Carlyle portfolio companies.

COLIN HILL

Director Since October 2017

Mr. Hill, age 48, co-founded GNS Healthcare Inc., a data analytics company, in 2000 and has since served as its Chief Executive Officer. Mr. Hill is also the Chairman of Gene Network Sciences, Inc., the parent company of GNS Healthcare Inc. Mr. Hill currently serves on the board of directors of Biotelemetry Inc. (BEAT), a remote medical technology company. He is also a founding board member of TMed (Transforming Medicine: The Elizabeth Kauffman Institute), a non-profit foundation dedicated to the advancement of personalized medicine.

Qualifications, Skills and Experience

We believe Mr. Hill contributes to our Board his substantial experience in healthcare technologies, in particular technologies related to the use of data and machine learning in the biopharmaceutical industry.

P. HUNTER PHILBRICK

Director Since December 2011

Mr. Philbrick, age 41, has served as a Partner at Hellman & Friedman, a multinational private equity firm, since January 2013. Prior to joining Hellman & Friedman in 2003, Mr. Philbrick worked as an investment banker in the mergers, acquisitions and restructuring and general industrial departments of Morgan Stanley & Co (MS). He currently serves as a member of the board of directors of HUB International Limited, a global insurance brokerage firm, MultiPlan Corporation (MPLN), a healthcare cost management service provider, and Vantage Group Holdings Ltd., a commercial property and casualty insurance carrier. Mr. Philbrick was formerly a director of Change Healthcare Inc. (CHNG) (formerly Emdeon), an independent healthcare technology platform, GeoVera Insurance Holdings Ltd., a residential property insurance company, and Sedgwick Inc., a provider of technology-enabled risk, benefits and integrated business solutions.

Qualifications, Skills and Experience

We believe Mr. Philbrick contributes to our Board his finance and capital markets experience as well as insight into the healthcare industry, gained from advising and serving as a director of multiple Hellman & Friedman portfolio companies.

8

Proposal One: Election of Directors

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS

JEFFREY KINDLER

Director Since May 2017

Mr. Kindler, age 65, has served as the Chief Executive Officer of Centrexion Therapeutics (CNTX), a biopharmaceutical company focused on developing safe and effective, non-addictive treatments for chronic pain, since 2013. Mr. Kindler is also a Senior Advisor to Blackstone, one of the world’s leading investment firms, and an Operating Partner at Artis Ventures, a leading venture capital firm. Mr. Kindler serves on the board of directors of Perrigo Company PLC (PRGO), an international manufacturer of private label over-the-counter pharmaceuticals, Precigen, Inc. (PGEN) (formerly Intrexon Corporation (XON)), a biotechnology company, and Terns Pharmaceutical (TERN), a clinical-stage biopharmaceutical company. Mr. Kindler served in a variety of roles at Pfizer Inc. (PFE) from 2002 to 2010, most recently as Chairman and Chief Executive Officer. Prior to his appointment as Chairman and Chief Executive Officer in 2006, Mr. Kindler served as Executive Vice President and General Counsel and Vice Chairman from 2002 to 2006. Mr. Kindler also previously served on the board of directors of SIGA Technologies Inc. (SIGA), a pharmaceutical company, and vTv Therapeutics Inc. (VTVT), a clinical-stage biopharmaceutical company. Mr. Kindler also serves as Chair of the GLG Institute, a membership-based learning community for leading executives, and as a director or advisor to several private health care firms.

Qualifications, Skills and Experience

We believe Mr. Kindler contributes to our Board his knowledge of the pharmaceutical industry and corporate governance based on his experience as a senior executive in the pharmaceutical industry and serving as a director of several public companies.

ALLEN THORPE

Director Since October 2011

Mr. Thorpe, age 50, has served as a Partner of Hellman & Friedman, a multinational private equity firm, since January 1, 2004 and leads the firm’s New York office. Prior to joining Hellman & Friedman in 1999, Mr. Thorpe was a vice president with Pacific Equity Partners in Australia, a private equity firm, and was a manager at Bain & Company, Inc., a management consulting firm. He currently serves on the board of directors of MultiPlan Corporation (MPLN), a healthcare cost management service provider, and Edelman Financial Engines LLC, a financial planning and investment management firm. Mr. Thorpe also previously served as Chairman of Sheridan Healthcare, Inc., a provider of physician services, a director of Change Healthcare Inc. (CHNG) (formerly Emdeon), an independent healthcare technology platform, Mitchell International Inc., an enterprise software provider, Artisan Partners Asset Management Inc. (APAM), a global investment management firm, the lead independent director of LPL Financial Holdings Inc. (LPLA), an investment firm and a member of the Advisory Board of Grosvenor Capital Management, a provider of financial planning and advisory services.

Qualifications, Skills and Experience

We believe Mr. Thorpe contributes to our Board his extensive knowledge of the healthcare industry as well as financial and corporate governance experience gained through years of serving as a director of multiple Hellman & Friedman portfolio companies.

STEPHEN WISE

Director Since December 2011

Mr. Wise, age 48, has served as a Managing Director of The Carlyle Group, a multinational private equity firm, since January 2010 and as the Global Head of Healthcare at The Carlyle Group since January 2016. Prior to joining Carlyle in 2006, Mr. Wise worked with JLL Partners, a New York-based private equity firm. Prior to JLL Partners, he worked with J.W. Childs Associates, a Boston-based private equity firm, and prior to that, in the leveraged finance group of Credit Suisse (USOI). Mr. Wise currently serves as a member of the board of directors of Albany Molecular Research, Inc., a contract research and drug manufacturing organization, CorroHealth, a business service provider for healthcare companies, MedRisk Holdco, LLC, a physical therapy-focused workers’ compensation solutions company, Millicent Pharma Limited, a pharmaceutical company and Ortho-Clinical Diagnostics, a global provider of in vitro diagnostic solutions for screening, diagnosing, monitoring and confirming diseases, Rede D’Or São Luiz S.A., a hospital provider in Brazil, Sedgwick Inc., a global multiline claims management firm, TriNetX, Inc., a global health research network optimizing clinical research, and WellDyneRx, an independent pharmacy benefit manager.

Qualifications, Skills and Experience

We believe Mr. Wise contributes to our Board his extensive knowledge of and experience in the healthcare industry as well as his financial and corporate governance experience, both gained through years of serving as head of Carlyle’s Global Health Care team and as a director of multiple Carlyle portfolio companies.

The Board recommends a vote “FOR ALL” nominees listed in Proposal One for election to serve a three-year term on the Board.

PPD 2021 Proxy Statement	9

Proposal Two: Advisory Vote on Compensation of Named Executive Officers (“Say on Pay”)

PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

PROPOSED ADVISORY RESOLUTION OF STOCKHOLDERS

At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders of PPD, Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosures.

References in this Proxy Statement to “Named Executive Officers” refer to David Simmons, Christopher Scully, William Sharbaugh, Anshul Thakral, and David Johnston.

BACKGROUND ON PROPOSAL

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our Named Executive Officers (commonly referred to as “say on pay”). Our executive compensation programs are designed to provide market-competitive total compensation programs that drive performance and create long-term value for our stockholders while at the same time attracting, retaining, engaging and motivating our executives in order to be an employer of choice in our industry. We believe the most effective way to achieve these objectives is to design an executive compensation program that rewards the achievement of specific annual objectives as well as long-term and strategic goals that create stockholder value and align executives’ interests with those of our stockholders by further rewarding performance above established targets. Our Compensation Committee regularly reviews Named Executive Officers’ compensation to ensure such compensation is consistent with our goals. Please refer to the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” of this Proxy Statement for a detailed discussion of our executive compensation principles and practices and the fiscal year 2020 compensation of our named executive officers.

At the Annual Meeting, our stockholders will vote on the frequency for say on pay proposals. If our stockholders indicate that they would prefer an advisory vote every year, we expect to hold the next say on pay proposal at the 2022 Annual Meeting of Stockholders. If our stockholders indicate that they would prefer an advisory vote every two years, we expect to hold the next say on pay proposal at the 2023 Annual Meeting of Stockholders. If our stockholders indicate that they would prefer an advisory vote every three years, we expect to hold the next say on pay proposal at the 2024 Annual Meeting of Stockholders.

EFFECTS OF ADVISORY VOTE

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee and the Board will consider the outcome of the vote when making future executive compensation decisions.

The Board recommends a vote “FOR” approval of the resolution set forth above regarding the compensation of our Named Executive Officers.

10

Proposal Three: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers (“Say on Pay Frequency”)

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY FREQUENCY”)

In connection with the Dodd-Frank Act and related SEC rules, at least once every six years we must provide our stockholders with the opportunity to indicate their preference regarding how frequently (every year, two years or three years) we should hold an advisory vote on the compensation of our Named Executive Officers. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our Board recommends that our stockholders be given the opportunity to vote on the compensation of our Named Executive Officers every year. In formulating its recommendation, our Board considered that an annual advisory vote on the compensation of our Named Executive Officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices and is therefore consistent with our efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.

Although the vote with respect to Proposal Three is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in connection with this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our Named Executive Officers. It is expected that the next vote on a say-on-pay frequency proposal will occur at our 2027 annual meeting of stockholders.

The Board recommends a vote to hold future stockholder advisory votes on the compensation of our Named Executive Officers “EVERY YEAR”.

PPD 2021 Proxy Statement	11

Proposal Four: Ratification of our Independent Registered Public Accounting Firm

PROPOSAL FOUR: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board proposes and recommends that the stockholders ratify the selection by the Audit Committee of the firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal year 2021. Deloitte has served as our independent registered public accounting firm since 2002. Action by our stockholders is not required by law to appoint Deloitte as our independent registered public accounting firm, but the appointment is being submitted by the Audit Committee in order to give our stockholders a voice in the designation of auditors. If the resolution ratifying our selection of Deloitte as our independent registered public accounting firm is rejected by our stockholders, then the Audit Committee will reconsider its choice of independent auditors, but may in its discretion elect to retain Deloitte as our independent registered public accounting firm for fiscal year 2021. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she desires to do so.

FEES

The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2020 and 2019 and fees billed for other services rendered by Deloitte during those periods:

	2020	2019
	(in thousands)

Fee category:

Audit fees(1)	$4,075	$4,646

Audit-related fees(2)	885	1,381

Tax fees(3)	47	31

All other fees(4)	4	4

Total fees	$5,011	$6,062

(1)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte for (1) the reviews and audit of our quarterly and annual financial statements, respectively, (2) statutory audit services and (3) consultation on accounting and reporting matters related to the audit and audit services. In 2019, audit fees also includes fees associated with our initial public offering (“IPO”).

(2)

Includes the aggregate fees recognized in 2020 and 2019 for professional services rendered by Deloitte for (1) work performed in connection with SEC filings related to registration statements, and (2) comfort letters issued to underwriters.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte for tax compliance, tax advice and/or tax planning.
(4)

Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by Deloitte, other than those services described above, primarily related to an annual subscription fee for a Deloitte accounting research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures that require the pre-approval of audit, audit-related and permissible non-audit services provided by Deloitte. During 2020 and 2019, all audit, audit-related and permissible non-audit services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered the provision of these services by Deloitte and has determined that the services are compatible with Deloitte maintaining its independence.

Our Board recommends a vote “FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021.

12

Executive Officers of PPD

EXECUTIVE OFFICERS OF PPD

Our executive officers serve at the discretion of the Board. The following sets forth the name, age as of the Record Date, position(s) with PPD and selected biographical information for our executive officers. The biography of Mr. Simmons is provided above under “Proposal One: Election of Directors.”

Name	Age	Position
David Simmons	56	Chairman and Chief Executive Officer
Glen Donovan	47	Chief Accounting Officer
Christopher Fikry	44	Executive Vice President, Global Laboratory Services
Ronald Garrow	57	Executive Vice President and Chief Human Resource Officer
B. Judd Hartman	57	Executive Vice President, Chief Administrative Officer
Julia James	46	Executive Vice President, General Counsel and Secretary
David Johnston	52	Executive Vice President of Global Clinical Development
Karen Kaucic	61	Executive Vice President, Chief Medical Officer
Christopher Scully	50	Executive Vice President and Chief Financial Officer, Treasurer and Assistant Secretary
William Sharbaugh	58	Chief Operating Officer
Anshul Thakral	43	Executive Vice President, Chief Commercial Officer and President of Evidera

Glen Donovan. Glen Donovan has served as Chief Accounting Officer of the Company or its predecessor since June 2015. Prior to joining the Company, Mr. Donovan served in various roles at Deloitte & Touche LLP, a multinational professional services network, from November 1995 to May 2015, including as Audit and Assurance Partner from September 2011 to May 2015. As Audit and Assurance Partner, Mr. Donovan led all aspects of audit and audit-related services across a wide range of industries, and played a significant role in new business development, recruiting, counseling and mentoring.

Christopher Fikry. Christopher Fikry, M.D., has served as our Executive Vice President of Global Laboratory Services since June 2017. Prior to joining the Company, Dr. Fikry served in various roles at Quest Diagnostics (DGX), from September 2012 to May 2017, including as Vice President and General Manager of Oncology and Companion Diagnostics, and at Novartis AG (NUS) Vaccines and Diagnostics, from January 2007 to September 2012, including as Director of Strategic Planning, Head of the U.S. Meningococcal and the U.S. Influenza and Travel Vaccine franchises and Vice President of U.S. Marketing. He began his career in the healthcare practice of The Boston Consulting Group Inc.

Ronald Garrow. Ronald Garrow has served as our Executive Vice President and Chief Human Resource Officer since July 2018. Prior to joining the Company, Mr. Garrow served in various roles at Belk, from July 2016 to July 2018, including as Chief Human Resource Officer. Prior to joining Belk, Mr. Garrow worked at Mastercard Inc. (MA) from March 2010 to July 2016, including as its Chief Human Resource Officer, where he was responsible for developing and executing human resource strategy in support of the overall business plan and strategic direction of the organization.

B. Judd Hartman. Judd Hartman served as General Counsel of the Company or its predecessor from July 2001 to February 2021. In June 2017, he was also appointed as our Chief Administrative Officer and continues to serve in that role. Prior to joining the Company, Mr. Hartman served as Vice President of Legal Affairs for Anker Coal Group, Inc., a coal mining company, from 1997 to 2001. Prior to Anker Coal Group, Mr. Hartman was a partner with Spilman Thomas & Battle, a law firm headquartered in Charleston, West Virginia.

Julia James. Julia James has served as our Executive Vice President, General Counsel and Secretary since February 2021. Ms. James joined the Company in 2005 and has served in various roles, most recently as Senior Vice President, Deputy General Counsel from June 2017 to February 2021, and prior to that as Vice President, Assistant General Counsel from April 2015 to June 2017. Prior to joining the Company, Ms. James worked at Clifford Chance LLP, a leading global law firm, from February 1997 to March 2005.

David Johnston. David Johnston, Ph.D., has served as our Executive Vice President of Global Clinical Development since October 2016. From July 2013 to September 2016, Dr. Johnston served as Executive Vice President and Global Head of PPD Laboratories. Prior to joining the Company, Dr. Johnston worked at Laboratory Corp of America (LH) from April 1998 to June 2013, where he most recently served as Senior Vice President and Global Head of the Clinical Trials business.

PPD 2021 Proxy Statement	13

Executive Officers of PPD

Karen Kaucic. Karen Kaucic, M.D., has served in various leadership positions at the Company or its predecessor since December 2009 and currently serves as our Executive Vice President, Chief Medical Officer. Prior to joining the Company, Dr. Kaucic held positions in oncology clinical development at AstraZeneca PLC (AZN) from June 2006 to December 2009.

Christopher Scully. Christopher Scully has served as our Executive Vice President and Chief Financial Officer, Treasurer and Assistant Secretary since May 2018. Prior to joining the Company, Mr. Scully served in various roles at Pfizer, Inc. (PFE), a multinational pharmaceutical corporation, from 1997 to 2017, including as their Chief Commercial Officer for the Essential Health business unit from January 2014 to August 2017 and Regional President of Europe Established Products from October 2010 to January 2014.

William Sharbaugh. William Sharbaugh has served as Chief Operating Officer of the Company or its predecessor since May 2007. Prior to joining the Company, Mr. Sharbaugh served in various roles at Bristol-Myers Squibb (BMY), a multinational pharmaceutical corporation, from 2001 to 2007, most recently as their Vice President of Global Development Operations. Prior to Bristol-Myers Squibb, Mr. Sharbaugh served in various roles in research and development, manufacturing, quality assurance and sales at Merck & Co. (MRK), a multinational pharmaceutical corporation, from 1991 to 2001.

Anshul Thakral. Anshul Thakral has served as our Executive Vice President and Chief Commercial Officer since November 2019. In February 2021, he was also appointed as President of Evidera, a subsidiary of the Company. Mr. Thakral previously served as Executive Vice President and Global Head of PPD Biotech of the Company from July 2016 to November 2019. Prior to joining the Company, Mr. Thakral served as General Manager of the Global Life Sciences business unit at Gerson Lehrman Group from March 2014 to June 2016.

14

Corporate Governance

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of PPD and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our current Code of Conduct, Corporate Governance Guidelines and charters for the standing committees of the Board are available under “Corporate Governance—Governance Documents” at https://investors.ppd.com/.

Set forth below is information regarding the meetings of the Board during fiscal year 2020, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

COMMITTEES AND MEETINGS OF THE BOARD

Board Size and Composition. The size of our Board is currently fixed at nine directors. Pursuant to our Stockholders Agreement, the size of our Board shall not exceed nine directors unless approved by Hellman & Friedman and Carlyle (in each case, only if such party then has the right to nominate any individuals to our Board). The current members of the Board are Joe Bress, Stephen Ensley, Maria Teresa Hilado, Colin Hill, Jeffrey Kindler, P. Hunter Philbrick, David Simmons, Allen Thorpe and Stephen Wise. Subject to the terms of our Stockholders Agreement, in general, only our Board has the power to fix the size of our Board, fill newly created director positions resulting from an increase in the size of the Board, and fill vacancies. However, subject to the terms of our Stockholders Agreement, if at any time the Majority Sponsors own at least 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, the stockholders will also have the power to fix the size of our Board, fill newly created director positions resulting from an increase in the size of the Board, and fill vacancies.

Board Independence. All of our directors, other than Mr. Simmons, qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Simmons is not independent because he is our Chairman and Chief Executive Officer.

The Majority Sponsors beneficially own more than 50% of our common stock and voting power. As a result, (a) under certain provisions of our Stockholders Agreement, the Majority Sponsors will be entitled to nominate at least a majority of the total number of directors comprising our Board and (b) we qualify as a “controlled company” as that term is set forth in Section 5615(c)(1) of the Nasdaq Marketplace Rules. Under the Nasdaq corporate governance standards, as a “controlled company” we may elect not to comply with certain corporate governance standards, including:

•	the requirement that a majority of our Board consist of independent directors;

•	the requirement that the Compensation Committee be composed entirely of independent directors and have a written charter addressing the Compensation Committee’s purpose and responsibilities; and

•

the requirement that our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or Board resolution addressing the nominations process.

We do not utilize these exemptions. However, if we utilize any of these exemptions in the future, we will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the Nasdaq corporate governance rules.

Meetings of the Board. Our Corporate Governance Guidelines provide that directors should make every effort to attend all Board meetings, meetings of the committees of which they are members, and the Annual Meeting. During fiscal year 2020, the Board met six times. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.

Board Committees. The standing committees of our Board consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The principal functions and the names of the directors currently serving as

PPD 2021 Proxy Statement	15

Corporate Governance

members of each of these committees are set forth below. The Board has determined that each director serving on the Audit, Compensation, and Nominating and Corporate Governance committees is an independent director as required by such Nasdaq and SEC rules applicable to such committee service.

Audit Committee. Our Audit Committee is responsible for, among other things:

•

overseeing and monitoring the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits;

•	overseeing and monitoring our compliance with legal and regulatory requirements;

•

engaging our independent registered public accounting firm and assessing our independent registered public accounting firm’s qualifications, performance and independence (including the rotation of partners of the independent registered public accounting firm on our engagement team) as required by law;

•

providing oversight assistance in connection with our corporate compliance program, including our code of conduct and anti-corruption compliance policy, and investigating possible violations thereunder;

•	overseeing and monitoring our risk management policies and procedures; and

•	overseeing and monitoring the performance of our internal audit function.

The Audit Committee met four times in 2020. The current members of our Audit Committee are Ms. Hilado (Chair) and Messrs. Hill and Kindler. Our Board has determined that each of Ms. Hilado and Mr. Kindler qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee. The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to, among other things:

•	identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;

•

reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and recommending to the Board candidates for director nominees for the next annual meeting of stockholders;

•	identifying Board members qualified to fill vacancies on any committee of the Board and recommending that the Board appoint the identified member or members to the applicable committee;

•	developing, evaluating and recommending to the Board corporate governance guidelines applicable to us;

•	overseeing the evaluation of the Board; and

•	overseeing management succession planning.

The Nominating and Corporate Governance Committee met one time during 2020. The current members of our Nominating and Corporate Governance Committee are Messrs. Thorpe (Chair), Hill and Wise.

Our Corporate Governance Guidelines provide that the Board must consider the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Specifically, our Corporate Governance Guidelines require our Nominating and Corporate Governance Committee to consider, in reviewing the qualifications of potential director candidates, (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Corporate Governance Committee and the Board evaluate each director in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity of background and experience in various areas. The Board has considered each director’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above and believes that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

The Nominating and Corporate Governance Committee may identify potential director candidates by asking current directors and executive officers for their recommendations of persons they believe possess the right mix of criteria and qualifications, and are

16

Corporate Governance

prepared to represent the best interests of PPD and our stockholders. Our Nominating and Corporate Governance Committee may also engage firms that specialize in identifying director candidates to our Board. Director nominations also may be made at the recommendation of stockholders pursuant to our Amended and Restated Bylaws, as described further below.

The Nominating and Corporate Governance Committee has adopted Director Qualification Standards that require the Nominating and Corporate Governance Committee, in determining whether to recommend a director nominee, to take into account diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee members generally conceptualize diversity expansively to include, without limitation, diversity of background, experience, and other demographics, including concepts such as gender, race, and ethnicity, which contribute to the total mix of viewpoints and experience represented on the Board. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a Board that best serves the needs of the Company and the interests of its stockholders. The composition of our Board with respect to racial, ethnic and gender diversity is shown below:

Compensation Committee. The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to, among other things:

•	setting our compensation program and compensation of our executive officers and directors;

•	administering our incentive and equity-based compensation plans; and

•	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

The Compensation Committee charter authorizes the Compensation Committee to form and delegate its authority to a subcommittee composed solely of two or more members of the Compensation Committee who meet the criteria for a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Compensation Committee has established a Section 16 Subcommittee, which has the non-exclusive responsibility and authority to grant equity-based awards and performance-based awards under the PPD, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) and to administer and interpret the Eagle Holding Company I 2017 Equity Incentive Plan (the “2017 Plan”) and the 2020 Plan, to exercise all other powers and authority permitted under the 2017 Plan and the 2020 Plan, and to establish, approve and certify terms and conditions applicable to awards made under the 2017 Plan and the 2020 Plan.

The Compensation Committee met four times during 2020. The current members of our Compensation Committee are Ms. Hilado and Messrs. Philbrick (Chair), Kindler and Wise. The current members of our Section 16 Subcommittee are Ms. Hilado and Mr. Kindler.

CORPORATE GOVERNANCE POLICIES

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:

Code of Conduct. We have adopted a Code of Conduct (the “Code of Conduct”) that constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable Nasdaq rules. The Code of Conduct is applicable to all employees, executive officers and directors and addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Conduct. If we were ever to amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal

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Corporate Governance

financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website rather than by filing a Form 8-K.

Corporate Governance Guidelines. Our Board adopted our Corporate Governance Guidelines, which give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Corporate Governance Guidelines reflect the Board of Director’s commitment to effective corporate governance of PPD, with a view to enhancing long-term stockholder value. Topics addressed in the Corporate Governance Guidelines include:

•	Independence of the Board;

•	Director qualifications;

•	Committees of the Board;

•	Director conflicts of interest;

•	Board access to management;

•	Director orientation and continuing education; and

•	Succession planning for the executive officers.

Role of Board of Directors in Risk Oversight. The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by management to the Audit Committee. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board areas of risk and appropriate mitigating factors. In addition, our Board also reviews information regarding other risks through regular reports of its other committees. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities. Each committee is chaired by an independent Director, and Mr. Simmons, our Chairman and Chief Executive Officer, does not serve on any committee.

Executive Sessions of Independent Directors. Our Corporate Governance Guidelines provide that the independent directors shall meet in executive session on a periodic basis but no less than twice per year. At executive sessions, our independent directors meet without management and without any non-independent directors present. The Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the Board as a whole.

Committee Authority to Retain Independent Advisors. The charter of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee provides that the committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by PPD.

Board Leadership Structure. In accordance with our Corporate Governance Guidelines, we believe that it is important that our Board retains the flexibility to optimally address the needs of our business at any given point in time. Therefore, the Board does not have a policy on whether the role of Chairman and CEO should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent directors.

At this time, we believe it is in the best interest of the business and our stockholders that the roles of Chairman and Chief Executive Officer be combined. Mr. Simmons has served in the combined roles of Chairman and Chief Executive Officer of the Company or its predecessor since May 2012. Mr. Simmons’s combined service as Chairman and Chief Executive Officer creates unified leadership for PPD. This leadership structure demonstrates to our business partners and stockholders that PPD is under strong leadership and minimizes the potential duplication of efforts among management and the directors. The Board does not have a lead independent director and does not believe that one is necessary at this time given that the majority of the members of the Board are independent and all members of Board committees, including Chairpersons, are independent. The Board believes its leadership structure allows PPD to operate efficiently and is in the best interests of the Company and its stockholders.

No Executive Loans. We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Policy for Director Attendance at Annual Meetings. Under our Corporate Governance Guidelines, each director is expected to make every effort to attend each annual meeting of stockholders. This Annual Meeting will be our first annual meeting of stockholders.

18

Corporate Governance

Process for Stockholders to Send Communications to the Board. Our Corporate Governance Guidelines provide that stockholders should have the opportunity to send communications to members of our Board. Any stockholder who wishes to communicate with, or otherwise make his or her concerns known directly to the Chairperson of any of the Audit, the Nominating and Corporate Governance and the Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel of PPD at our principal executive offices. Each communication should set forth (i) the name and address of the stockholder, as it appears on PPD’s books, and if the stockholder’s common stock is held by a nominee, the name and address of the beneficial owner of common stock and (ii) the number of shares of PPD’s common stock owned by such stockholder. The General Counsel will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.

Policy for Consideration of Director Candidates Recommended by Stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on a substantially similar basis as it considers other nominees. Any such recommendation must be submitted to the Secretary in writing and must include the information required by our Amended and Restated Bylaws, including the information required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, 929 North Front Street, Wilmington, North Carolina 28401. All recommendations for nomination received by the Secretary that satisfy the requirements in our Amended and Restated Bylaws relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2022 Annual Meeting.” In addition, as set forth above, our Stockholders Agreement provides that the Majority Sponsors have the right to nominate a certain number of individuals to our Board and must consent to any independent director nominee included in the Company’s proxy statement. The nominations by the Majority Sponsors are not subject to the requirements discussed in this section.

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Report of Audit Committee

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of PPD’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process on behalf of our Board and operates pursuant to a written charter that complies with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the Nasdaq listing requirements. In order to fulfill its oversight responsibilities, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020;

•	discussed the selection and evaluation of the independent registered public accounting firm, Deloitte, including a review of all relationships between Deloitte and the Company;

•

has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence; and

•	reviewed and discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Based upon the Audit Committee’s discussions with management and the independent registered accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in PPD’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

Maria Teresa Hilado, Chair

Colin Hill

Jeffrey Kindler

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for the fiscal year ended December 31, 2020 that we provided to each person who served as our principal executive officer or principal financial officer during fiscal year 2020 and our three other most highly compensated executive officers employed at the end of fiscal year 2020, all of whom we refer to collectively as our “Named Executive Officers.”

Our Named Executive Officers for the fiscal year ended December 31, 2020 were as follows:

•	David Simmons, Chairman and Chief Executive Officer

•	Christopher Scully, Executive Vice President and Chief Financial Officer

•	William Sharbaugh, Chief Operating Officer

•	Anshul Thakral, Executive Vice President, Chief Commercial Officer and President of Evidera

•	David Johnston, Executive Vice President of Global Clinical Development

The Compensation Committee is responsible for establishing, implementing and evaluating our employee compensation and benefit programs. The Compensation Committee annually evaluates the performance of our executive officers, establishes the annual salaries and annual cash incentive awards for our executive officers and approves equity awards for all of our eligible employees and directors. The Compensation Committee’s objective is to ensure that the total compensation paid to the Named Executive Officers as well as our other executive officers is performance-based, competitive, fair and reasonable. Generally, the types of compensation and benefits provided to our Named Executive Officers are similar to those provided to other senior members of our management team. The Compensation Committee also periodically reviews and amends our cash-based incentive compensation plans for all employees, including our executive officers, and our equity incentive compensation plans for all eligible employees, including our executive officers, and evaluates, among other things, whether (i) the performance measures upon which awards under these plans are based are aligned with our stockholders’ interests and (ii) the relationship between the incentives associated with these plans and the level of risk-taking by executive officers or others in response to such incentives is reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY

The goal of our executive compensation program is to provide market-competitive total compensation programs that drive performance and long-term value for our stockholders and that aid the Company in attracting, retaining, engaging and motivating the executive talent required to be an employer of choice in our industry. We believe the most effective way to achieve these objectives is to design an executive compensation program that targets total compensation opportunities at or near the market median while maintaining the flexibility to target total compensation opportunities above the market median for key talent and roles and high performing individuals, and to offer performance-based incentives tied to clearly articulated Company performance metrics and to individual objectives that reward our executives for over-performance and hold them accountable for under-performance. This philosophy is the foundation for evaluating and continuously improving the effectiveness of our executive pay program. The following are the core elements of our executive compensation philosophy:

•

Performance-Based: A significant portion of executive compensation should be “at-risk,” performance-based pay linked to specific, measurable short-term and long-term goals that reward both organizational and individual performance;

•	Stockholder Aligned: Incentives should be structured to create a strong alignment between executives and stockholders on both a short-term and long-term basis; and

•	Market Competitive: Compensation levels and programs for executives, including the Named Executive Officers, should be competitive relative to the markets in which we operate and compete for talent.

By incorporating these core design elements, we believe our executive compensation program is in line with and supportive of our objectives of driving and rewarding performance and creating long-term value for our stockholders. In addition, we believe our executive compensation program is effective in attracting, retaining, engaging and motivating the level of talent we need to successfully manage and grow our business.

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Compensation Discussion and Analysis

PROCESS FOR DETERMINING COMPENSATION

Each year, the Compensation Committee reviews the performance and compensation of our Named Executive Officers. The Compensation Committee assesses the Company’s performance against its annual enterprise priorities and evaluates the performance of the Named Executive Officers relative to those priorities and their individual objectives for the applicable year. The Compensation Committee seeks to ensure that a substantial portion of our Named Executive Officers’ annual compensation is directly linked to the annual performance of our business. As discussed under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Named Executive Officers,” we entered into employment agreements with each of our Named Executive Officers, which address certain elements of their compensation and benefit packages.

In evaluating the performance of the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s assessment of his own performance and conducts its own performance evaluation of his performance and compensation in closed session with Compensation Committee members only. With regard to the performance and compensation of each of our other Named Executive Officers, the Compensation Committee seeks the input of our Chief Executive Officer. The Chief Executive Officer provides his assessments and recommendations to the Compensation Committee regarding the performance and compensation of the other Named Executive Officers.

In determining the level of compensation for our Named Executive Officers, the Compensation Committee considered each Named Executive Officer’s position and responsibility, the Chief Executive Officer’s recommendations for the Named Executive Officers other than himself, compensation levels of other members of the Company’s senior leadership team, and the performance of the Company and each Named Executive Officer. The Compensation Committee also retained Korn Ferry, an independent compensation consultant (the “Consultant”), to assist us in designing our compensation program and setting compensation levels for our Named Executive Officers. The Compensation Committee also considered survey and other market data provided by the Consultant, and based on the considerations described above, management’s recommendations, and the judgment and experience of its members, the Compensation Committee established the compensation levels for our Named Executive Officers and the allocation of total compensation among each of our three main components of compensation described below.

Management also plays a significant role in the executive compensation-setting process. From time to time, the Compensation Committee invites senior members of management to attend all or a portion of its meetings. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	preparing information for Compensation Committee meetings;

•	proposing for the Compensation Committee’s consideration organizational performance targets and objectives;

•	providing background information regarding PPD’s strategic objectives; and

•

reviewing and analyzing competitive market data from our Peer Group (as defined below) as well as from other survey data provided by the Consultant, and recommending executive compensation levels for the Compensation Committee’s consideration, as further described below.

In October 2019, the Compensation Committee retained the Consultant to assist it in designing our executive compensation program and setting compensation levels for our Named Executive Officers. The Consultant provided the Compensation Committee with objective analysis, advice and information, including competitive market data and compensation recommendations related to the compensation of our Named Executive Officers. While the Consultant, the Chief Executive Officer, and/or management may make recommendations on the form and amount of compensation delivered, the Compensation Committee makes all decisions regarding the compensation of our Named Executive Officers.

The Compensation Committee is solely responsible for approving payments to the Consultant and for setting the terms and scope of the Consultant’s engagement and the termination of this engagement.

The Compensation Committee targets total compensation opportunities for our Named Executive Officers at or near the median of our market, as determined by a competitive market benchmark analysis conducted by the Consultant, which consists of data from our Peer Group as well as from other survey data provided by the Consultant. In assessing total compensation opportunities, the Compensation Committee considers comparisons to long-term equity incentive compensation and target total annual cash, which is further subcategorized into base salary and annual incentive bonus target. The Compensation Committee considers comparisons to compensation levels of each of these elements at other peer companies to be helpful in assessing the overall competitiveness of our compensation practices but places a greater emphasis on total compensation opportunities rather than on

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Compensation Discussion and Analysis

setting each element of compensation at or near the median for that element. To the extent that management, with the advice of the Consultant, determines that an executive’s total compensation opportunity is not at or near the market median, management may recommend that the Compensation Committee make an adjustment to base salary, short-term incentive or long-term equity incentive compensation pay elements.

The Compensation Committee, with the assistance of the Consultant, developed the following peer group composed of the 14 companies set forth below (the “Peer Group”).

Peer Group

Agilent Technologies, Inc.	Charles River Labs International, Inc.	Mettler-Toledo International Inc.	Quest Diagnostics Incorporated

Avantor, Inc.	Illumina, Inc.	PerkinElmer, Inc.	Syneos Health, Inc.

Bio-Rad Laboratories, Inc.	IQVIA Holdings Inc.	PRA Health Sciences, Inc.	Bruker Corporation

Laboratory Corporation of America Holdings	Perrigo Company plc

The Peer Group was selected based on a review of companies within relevant industries in which we compete for executive talent, and are broadly similar to us based on certain characteristics, such as business model and financial size and performance as measured by revenue and growth opportunity. The Compensation Committee reviews compensation information from this Peer Group to gain insight on market practices and trends in both pay levels and pay structure and to ensure that our pay program and the total compensation opportunity paid to the Company’s executives remains competitive and within a reasonable range of the peer and market survey median.

During fiscal years 2019 and 2020, the Consultant performed a variety of work, including but not limited to: as discussed above, conducting a review of the competitiveness of our executive compensation program, including executive pay levels; assisting in the development of a market-based director compensation program; assisting in the evaluation of a post-IPO long-term equity incentive award program and strategy; assisting in the development of executive and director stock ownership guidelines; and establishing a post-IPO public company Compensation Committee annual calendar.

The Compensation Committee considered the Consultant’s independence and determined that the Consultant was independent and that the work it performed during 2020 did not raise any conflicts of interest.

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

Our compensation program is designed to mitigate the possibility of encouraging excessive risk-taking behavior and the potential impacts thereof. For example, the following features of our executive compensation program mitigate risk:

•	Challenging, but attainable goals that are well-communicated;

•

Balance of compensation elements, including short- and long-term variable compensation tied to a mix of commercial, financial and individual performance metrics, such that no single compensation element is able to drive a specific outcome at the expense of other outcomes; and

•	Use of incentive bonus and long-term equity incentive compensation to ensure alignment of our executives’ interests with those of our stockholders.

In addition to our executive pay-for-performance program, the Compensation Committee has adopted a number of other compensation policies or best practices designed to mitigate the possibility of encouraging excessive risk-taking behavior, such as:

•

Maintaining a clawback policy which allows for recovery of all or a portion of any incentive compensation awarded to certain of our employees, including our executive officers, related to restatements of our financial statements caused or contributed by such employee’s fraud, willful misconduct or gross negligence;

•

Requiring our executives to achieve and maintain designated stock ownership levels, including 6x annual base salary for our Chief Executive Officer, which ensure their investment in the Company’s long-term success;

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Compensation Discussion and Analysis

•

Maintaining an Insider Trading Policy that generally prohibits our directors, officers, employees, and independent contractors from hedging or pledging our stock, although the Company may permit a pledging transaction in limited circumstances if prior approval is obtained for such a transaction. No such approval has ever been sought or given; and

•

Except in connection with certain corporate transactions or events that affect the shares of the Company’s common stock (including a Change in Control) or unusual or nonrecurring events affecting the Company, the Company’s equity plans prohibit repricing of stock options without stockholder approval.

Our Compensation Committee, with assistance from the Consultant, reviewed our compensation program to assess whether the program creates risks that are reasonably likely to have a material adverse effect on the Company. The review included an assessment of our compensation philosophy, governance provisions, our executive pay program design, our broad-based pay program, our director pay program, and our equity plan provisions. Several factors that mitigate compensation risk were identified, including the factors enumerated above. Based on these findings, the Compensation Committee determined that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

CONSIDERATIONS IN SETTING 2020 COMPENSATION

The 2020 compensation of our Named Executive Officers was based on the Company’s performance against enterprise priorities and specific performance metrics, and each Named Executive Officer’s individual performance against their annual objectives. The Compensation Committee believes the total 2020 compensation of our Named Executive Officers was competitive while at the same time being responsible to our stockholders because a significant percentage of total compensation in 2020 was allocated to variable compensation which is paid only upon achievement of Company performance objectives and individual Named Executive Officer goals that contribute to the creation of stockholder value.

The following is a summary of key considerations that affected the development of 2020 compensation targets and 2020 compensation decisions for our Named Executive Officers (and which the Compensation Committee believes will continue to affect its compensation decisions in future years):

Emphasis on Performance. Our compensation program provides increased pay opportunity correlated with superior performance on an annual basis and over the long term. When evaluating base salary, the Compensation Committee reviews, among other factors, our overall financial and operating performance in the prior year, the outlook for the current year, our targets for base salary increases for all employees, inflation, changes in the scope of an individual’s job, individual performance and the performance of the segments, business units or functions for which a Named Executive Officer is responsible. Under our Senior Executive Incentive Compensation Plan (the “SEICP”), which provides for an annual cash bonus for our Senior Vice Presidents and above, Company performance against specific performance measures and individual performance against annual goals are the drivers in determining the Named Executive Officer’s non-equity incentive award. For our equity incentives, of the options granted under our 2017 Plan to our Named Executive Officers, the vesting of a significant portion of these options is based on performance against specified financial and stockholder return metrics.

The Importance of Company Results. The SEICP (and, in the case of Mr. Thakral, the SEICP combined with the Annual Authorization Bonus, as further discussed below) uses the achievement of specific company performance metrics in determining 85% of the target annual cash incentive award for Messrs. Simmons, Scully, and Sharbaugh, and 75% of the target annual cash incentive award for Dr. Johnston. This weighting is intended to incentivize the Named Executive Officers to achieve these specified targets and to hold them accountable when we fail to do so. In addition, a significant portion of our long-term equity incentive awards to the Named Executive Officers vest based upon the attainment of certain pre-established performance conditions, including, for example, EBITDA targets in the case of the EBITDA Options (as defined below).

Use of Market Data. The Compensation Committee establishes target compensation levels that are consistent with external competitive market practices and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual cash bonuses and long-term equity compensation, as well as the appropriate pay mix for a particular position. During fiscal years 2019 and 2020, in order to gauge the competitiveness of its compensation programs, the Compensation Committee, with assistance from the Consultant, analyzed competitive market data relating to executive compensation programs, including salary, annual bonus, and equity compensation data, from the Peer Group as well as from other survey data and third party data provided by the Consultant. We strive to position ourselves to attract and retain qualified senior executives in the face of competitive pressures in our relevant labor markets.

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Compensation Discussion and Analysis

COMPONENTS OF 2020 COMPENSATION PROGRAM

There are three key components of our executive compensation program for our executives, including our Named Executive Officers:

•	base salary;

•	annual incentive bonus; and

•	long-term equity incentive compensation in the form of stock options.

In addition to these key compensation elements, the Named Executive Officers are provided certain other compensation. See “—Other Compensation.”

We believe that offering each of the components of our executive compensation program is necessary to remain competitive in attracting, retaining and motivating talented executives. Furthermore, we structure the annual incentive bonus and long-term equity incentive compensation to ensure alignment of our executives’ interests with those of our stockholders. Collectively, these components are designed to motivate and reward our executives and drive our short- and long-term performance and increase stockholder value.

Our base salaries are designed to attract and retain individuals with superior talent, be market competitive and reward executives for their individual performance and our short-term performance. Our annual incentive bonus program is designed to motivate our executives to achieve the targets we set annually for selected performance metrics, to reward them for that achievement and to hold them accountable if they fail to deliver. Our long-term incentive compensation ensures that our executives have a continuing stake in our long-term success, have incentives to increase our equity value, and that our executives’ interests are aligned with those of our stockholders.

2020 BASE SALARIES

The Compensation Committee reviews base salaries of our Named Executive Officers in the first quarter of each year. In setting annual base salaries for our Named Executive Officers, the Compensation Committee takes into consideration our overall financial and operating performance in the prior year, the outlook for the current year, our targets for base salary increases for all employees, inflation, changes in the scope of a Named Executive Officer’s job, individual performance, performance of the segments, business units or functions for which a Named Executive Officer is responsible, other components of compensation and other relevant factors, and the benchmarking analysis conducted by the Consultant. No formulaic base salary increases are provided to the Named Executive Officers.

In 2020, the Compensation Committee reviewed the base salaries for our Named Executive Officers based on the criteria discussed above and determined that it was appropriate to maintain base salaries for our Named Executive Officers at their current levels. Although base salaries were not increased for fiscal year 2020, the Committee believes base salaries for the Named Executive Officers remain competitive for our market.

The base salaries for our Named Executive Officers for 2020 were as follows: Mr. Simmons—$1,566,720; Mr. Sharbaugh—$526,365; Mr. Scully—$495,000; Mr. Thakral—$450,000; and Dr. Johnston—$412,000.

2020 ANNUAL CASH INCENTIVE COMPENSATION

We have entered into employment agreements with our Named Executive Officers. Pursuant to their employment agreements with the Company, our Named Executive Officers are entitled to receive an annual cash incentive award targeted at a specified percentage of their annual base salary paid to them during each year. The annual cash bonus targets for our Named Executive Officers for 2020 were as follows: Mr. Simmons—100%; Mr. Sharbaugh—90%; Mr. Scully—75%; Mr. Thakral—75%; and Dr. Johnston—50%.

Each Named Executive Officer’s annual bonus is based upon a formula calculated by measuring achievement against annual performance measures and individual objectives. The annual cash bonuses for Messrs. Simmons, Scully, Sharbaugh and Johnston were determined under the SEICP, which provides for a Company Performance Award (as described below) component (based on EBITDA and Gross Authorizations, each as defined below) and an Individual Qualitative Performance Award (as described below) component. Mr. Thakral’s annual bonus is based on (i) the bonus plan set forth in his employment agreement, which is based on performance against a specified gross authorization target established each year by the Compensation Committee (the “Annual Authorization Bonus”) and (ii) the SEICP. Of Mr. Thakral’s bonus target, 70% is based on achievement under the Annual

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Compensation Discussion and Analysis

Authorization Bonus and 30% is based on the SEICP. The following table sets forth the overall weighting of each component of cash incentive compensation for the Named Executive Officers in 2020:

Name	SEICP			Annual Authorization Bonus (%)
	EBITDA Performance Award Weight (%)	Gross Authorization Performance Award Weight (%)	Individual Qualitative Performance Award Weight (%)

David Simmons	60	25	15	—

Christopher Scully	60	25	15	—

William Sharbaugh	60	25	15	—

Anshul Thakral	15	—	15	70

David Johnston	50	25	25	—

More detailed descriptions of the terms and conditions of the SEICP and Mr. Thakral’s Annual Authorization Bonus are set forth below.

The Compensation Committee also has the power, in its discretion, to (i) amend, modify, or terminate the SEICP and/or Mr. Thakral’s Annual Authorization Bonus, provided that any amendment, modification or termination with respect to any calendar year must be affected on or before December 31 of such calendar year, and (ii) allocate amounts reserved for payment under the SEICP to the Company’s business units, functions and departments in such manner as it determines. This discretionary authority allows the Compensation Committee to either award compensation absent attainment of the relevant performance goal(s) under the SEICP and/or Mr. Thakral’s Annual Authorization Bonus, or to reduce or increase the size of any such award or payout. In fiscal year 2020, the Compensation Committee did not exercise this discretionary authority.

SEICP—Company Performance Awards

The “Company Performance Award” is based on EBITDA and Gross Authorizations and is defined as the sum of the EBITDA Performance Award (as described below) and the Gross Authorization Performance Award (described below). The EBITDA Performance Award is defined as the product of: (a) the Named Executive Officer’s eligible earnings (the base salary paid to the Named Executive Officer in the applicable calendar year), (b) the Named Executive Officer’s target award percentage, (c) the EBITDA Performance Award Weight and (d) the EBITDA Achievement Payout Percentage. The “Gross Authorization Performance Award” is defined as the product of: (a) the Named Executive Officer’s eligible earnings, (b) the Named Executive Officer’s target award percentage, (c) the Gross Authorization Performance Award Weight and (d) the Gross Authorization Achievement Payout Percentage. For 2020, the EBITDA Performance Award Weight and the Gross Authorization Performance Award Weight for each of the Named Executive Officers were as set forth in the table above.

The EBITDA Achievement Payout Percentage and Gross Authorization Achievement Payout Percentage are determined under separate leverage curves set forth in the SEICP based on our actual achievement against an annual target. For each performance year, the Compensation Committee sets an EBITDA Target and Gross Authorization Target. The “Annual EBITDA Target” is defined as the Company’s projected Adjusted EBITDA for a calendar year adjusted by (among other things) (i) adding an amount equal to the aggregate amount of all employee cash bonuses under any short-term cash bonus plan (other than cash bonus plans for our business development personnel), as forecast in our budget for such calendar year, (ii) if we sell or otherwise divest any business unit during such calendar year, by subtracting an amount equal to the amount of EBITDA associated with such business, if and to the extent such EBITDA was included in the Annual EBITDA Target for such calendar year. “Adjusted EBITDA” for fiscal year 2020 consists of net income or loss attributable to common stockholders of the Company, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance.

The “Gross Authorization Target” for the Named Executive Officers is defined as the projected Gross Authorizations for the specified Company business unit(s) for a calendar year, as determined by the Compensation Committee. For Messrs. Simmons, Scully and Sharbaugh, the Gross Authorization Targets includes all of the Company’s business units, and for Dr. Johnston, the Gross Authorization Target includes the Global Clinical Development business unit. “Gross Authorization” is defined, for the relevant Company business unit(s), as (A) the U.S. dollar amount of authorizations (i) evidenced by an agreement or letter of intent or other written confirmation from the customer of intent to proceed with the services in question and (ii) added to the Company’s backlog in the applicable calendar year as determined by the Company’s Chief Financial Officer, acting in good faith

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Compensation Discussion and Analysis

after consultation with the Chief Executive Officer, and in accordance with the Company’s authorization policy in effect from time to time, plus (B) the U.S. dollar amount of positive contract modification and adjustments made to the Company’s backlog in the applicable calendar year, minus (C) the U.S. dollar amount of negative contract modifications and adjustments made to the Company’s backlog in the applicable calendar year. The Compensation Committee establishes each of the Annual EBITDA Target and the Gross Authorization Target so that the threshold performance level is reasonably likely to be achieved, while the target goal is more challenging, but achievable.

Under the SEICP leverage curves, achievement of 100% of our Annual EBITDA Target yields a 100% EBITDA Achievement Payout Percentage and achievement of 100% of the applicable annual Gross Authorization Target yields a 100% Gross Authorization Achievement Payout Percentage. Achievement within a certain number of percentage points above or below the Annual EBITDA Target and Gross Authorization Target also yields 100% payout percentages (the “Target EBITDA Range” and “Target Gross Authorization Range,” as applicable, and together, the “Target Range”). The SEICP leverage curves set threshold and maximum percentages of achievement against our Annual EBITDA Target and annual Gross Authorization Targets. The SEICP further determines the “Leverage Ratio,” that is, the number of percentage points that the applicable Achievement Payout Percentage increases for every one percentage point that achievement exceeds the Target EBITDA Range or Target Gross Authorization Range, as applicable, up to the applicable maximum Achievement Payout Percentage, and the number of percentage points that the Achievement Payout Percentage decreases for every one percentage point that the achievement falls below the applicable Target Range. The Leverage Ratio is zero within the applicable Target Range.

The following chart sets forth the SEICP leverage curve for the Annual EBITDA Target for 2020:

Achievement Relative to Annual EBITDA Target (%)	Leverage Ratio (#)	Achievement Payout Percentage Range (%)

<86	—	—

86	Threshold	8

87 to 97	8.0	16-96

97.5 to 102.5	Target	100

103 to 120+	5.75	102.9-200

The following chart sets forth the SEICP leverage curve for the Gross Authorization Target for 2020:

Achievement Relative to Annual Gross Authorization Target (%)	Leverage Ratio (#)	Achievement Payout Percentage Range (%)

<75	—	—

75	Threshold	50

76 to 94	2.5	52.5-97.5

95 to 105	Target	100

106 to 125+	1.25	101.25-125

For 2020, the Compensation Committee established an Annual EBITDA Target of $995.8 million. The Adjusted EBITDA achieved was $1,017.2 million, or 102.2% of the Annual EBITDA Target. Under the SEICP leverage curve, this level of Adjusted EBITDA achievement relative to the Annual EBITDA Target, as adjusted by the Leverage Ratio, yielded an Achievement Payout Percentage of 100%. For 2020, the Gross Authorization achieved was 113.2% of the annual Gross Authorization Target for Messrs. Simmons, Scully and Sharbaugh and 112.7% for Dr. Johnston. Under the SEICP leverage curve, this level of Gross Authorization achievement relative to the annual Gross Authorization Target, as adjusted by the Leverage Ratio, yielded an Achievement Payout Percentage of 110% for Messrs. Simmons, Scully and Sharbaugh and 108.75% for Dr. Johnston.

SEICP—Individual Qualitative Performance Awards

Under the SEICP, the “Individual Qualitative Performance Award” is defined as the product of: (a) the Named Executive Officer’s eligible earnings, (b) the Named Executive Officer’s target award percentage, (c) the Individual Qualitative Performance Award

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Compensation Discussion and Analysis

Weight and (d) the Individual Performance Factor. The Individual Qualitative Performance Award Weight was 15% for each of Messrs. Simmons, Scully, and Sharbaugh and 25% for Dr. Johnston. The Individual Qualitative Performance Award Weight was 15% for Mr. Thakral, whose Individual Performance Factor under the SEICP was 50% (with respect to the 30% of his bonus target tied to the SEICP, which equals 15% of his total annual bonus target). The Individual Performance Factor reflects the Compensation Committee’s subjective assessment of each Named Executive Officer’s performance against his individual goals and objectives for the year and overall contributions to the Company (and for our Named Executive Officers, other than the Chief Executive Officer, in conjunction with recommendations made by the Chief Executive Officer).

The 2020 individual performance objectives for the Chief Executive Officer were established in February 2020 to support the Company’s overall strategic and financial objectives, and the performance objectives for each of the other Named Executive Officers were established to support the Company’s strategic objectives as well as to support the leadership and specific goals of their respective segments, business units or functional areas. The 2020 Individual Performance Factor for each of our Named Executive Officers was assigned based on their performance against his pre-established individual performance goals as set forth below:

•

Mr. Simmons: The individual performance goals set for Mr. Simmons focused on his impact and leadership in driving the Company to meet its financial guidance and corporate and strategic objectives established for the year, including in connection with our IPO and our transition to a public company. Mr. Simmons’ goals included building supplemental commercial capabilities, continuing to improve authorizations and backlog growth, strengthening our core global clinical development capabilities, refining our laboratory services strategy and meeting key talent, culture, colleague engagement and organizational development objectives.

•

Mr. Scully: The individual performance goals set for Mr. Scully focused on driving the Company’s financial and strategic performance through his leadership over the finance organization, including in connection with our IPO and our transition to a public company. Mr. Scully’s goals included improving authorization results, attaining the Company’s financial guidance for 2020, managing the Company’s cost and expenses, completing the implementation of the Company’s new enterprise resource planning system and strengthening our core capabilities in financial management and operations.

•

Mr. Sharbaugh: The individual performance goals set for Mr. Sharbaugh focused on driving the Company’s financial and strategic performance as well as the operational performance of the Clinical Development Services and Laboratory Services segments. Mr. Sharbaugh’s goals included ensuring delivery of the Company’s core services to clients, supporting the commercial selling effort for existing and new strategic partnerships, developing growth strategies for our core businesses, integrating the Company’s site and patient access delivery model and maintaining quality and compliance standards governing the provision of the Company’s services.

•

Mr. Thakral: The individual performance goals set for Mr. Thakral focused on implementing the Company’s commercial strategies and driving the growth of our authorizations and backlog to support the Company’s financial and strategic performance. Mr. Thakral’s goals included achieving authorization goals and leading commercial selling efforts for existing and new PPD BioPharma and Biotech partnerships, developing business strategies and integrating the Company’s new service offerings into the commercial strategy.

•

Dr. Johnston: The individual performance goals set for Dr. Johnston focused on strengthening clinical operational and financial delivery to further improve operational delivery while scaling efficiently to support future growth, with a focus on rapidly expanding segments. Dr. Johnston’s goals included improving site activation cycle times and expanding access to patients, strengthening our China operations in scale and capabilities to meet anticipated market demand and expanding our functional service provider offering.

Annual Authorization Bonus for Executive Vice President, Chief Commercial Officer and President of Evidera

For 2020, in addition to his SEICP award, Mr. Thakral was entitled to the Annual Authorization Bonus pursuant to his employment agreement. The Annual Authorization Bonus for 2020 was equal to the product of (a) his annual base salary rate as of January 1, 2020 (which was $450,000), (b) his target award percentage of 52.5% and (c) the Annual Payout Percentage (as defined below). The Annual Payout Percentage for the Annual Authorization Bonus was determined under a predetermined authorization bonus leverage curve based on achievement against an “Annual Authorization Goal” set by the Compensation Committee, which goal was defined as the total dollar amount of gross authorizations added to the Company’s backlog during fiscal year 2020 plus the dollar amount of positive contract modifications and adjustments made to the Company’s backlog in 2020 minus the dollar amount of negative contract modifications and adjustments made to the Company’s backlog in 2020 (the “Annual Payout Percentage”). The leverage curve operates in the same manner as under the SEICP, except there is no maximum Annual Payout Percentage under the Annual Authorization Bonus. Under this leverage curve, achievement of 100% of the Annual Authorization Goal yields a 100% Annual Payout Percentage. The Compensation Committee establishes the Gross Authorization Target so that

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Compensation Discussion and Analysis

the threshold performance level is reasonably likely to be achieved, while the target goal is more challenging but achievable. The following chart sets forth the leverage curve for Mr. Thakral’s Annual Authorization Bonus for 2020, as determined by the Compensation Committee:

Authorization Achievement Relative to Annual Authorization Goal (%)	Leverage Ratio (#)	Annual Payout Percentage Range (%)

<90	—	—

90	Threshold	50.0

91 to 99	5.0	55.0-95.0

100	Target	100.0

101 to 130	6.67	106.67-300.0

131+	1.0	301.0+

For 2020, the Annual Authorization achieved was 113.2% of the Authorization Target. Under the Annual Authorization Bonus leverage curve, this level of annual authorization achievement relative to the Annual Authorization Goal, as adjusted by the Leverage Ratio, yielded an Annual Payout Percentage of 186.7%.

2020 Incentive Compensation Awards

Actual amounts paid under the SEICP are calculated by multiplying each Named Executive Officer’s target incentive opportunity under the SEICP by the sum of (i) the weighted achievement payout factor for the Company Performance Award and (ii) the weighted achievement payout factor for the Individual Performance Award. Actual amounts paid under the Annual Authorization Bonus are calculated by multiplying Mr. Thakral’s target incentive opportunity under the Annual Authorization Bonus by the annual payout percentage. The following table illustrates the calculation of the 2020 annual cash incentive awards payable to each of our Named Executive Officers under the SEICP and, with respect to Mr. Thakral, the Annual Authorization Bonus.

Name	2020 Bonus Eligible Earnings ($)	Target Bonus Opportunity (%)	Target Bonus Opportunity ($)	Combined Weighted Achievement Payout Factor (%)	Actual Payout ($)

David Simmons	1,583,793	100.0	1,583,793	110%	1,742,173

Christopher Scully	500,394	75.0	375,296	110%	412,825

William Sharbaugh	532,101	90.0	478,891	106%	508,822

Anshul Thakral
SEICP	454,904	22.5	102,353	125%	127,942
Annual Authorization Bonus	450,000	52.5	236,250	187%	441,079

David Johnston	416,490	50.0	208,245	115%	238,831

LONG-TERM EQUITY INCENTIVE COMPENSATION

In addition to base salary and annual incentive compensation, each of our Named Executive Officers is provided long-term equity incentive compensation. The use of long-term equity incentives creates a link between executive compensation and our long-term performance, thereby creating alignment between executive and stockholder interests. In 2017, following the Recapitalization (as defined below), our Board and our stockholders approved the 2017 Plan, which provided the flexibility to grant a variety of long-term equity incentive awards, including stock options, restricted stock, restricted stock units and other stock-based awards.

Certain of our Named Executive Officers, along with other key employees, were granted options to purchase shares of our common stock under the 2017 Plan (the “2017 Plan Options”) at the time of the Recapitalization or, if later, at the commencement of their employment with the Company (including in 2018 with respect to Mr. Scully) or their promotion (including an additional grant in each of 2018 and 2019 with respect to Mr. Thakral), and were eligible to receive additional awards of stock options or

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Compensation Discussion and Analysis

other equity or equity-based awards under the 2017 Plan at the discretion of the Compensation Committee. Since the Recapitalization, we have not made annual or other periodic equity grants to our Named Executive Officers or other key employees. In addition, with the completion of the Company’s IPO, we do not expect to grant any additional awards under the 2017 Plan. Going forward, we expect that annual awards to our Named Executive Officers will be granted under the 2020 Plan which our Board adopted, and our stockholders approved, in connection with the IPO.

Each of our Named Executive Officers has received grants of 2017 Plan Options under the 2017 Plan pursuant to one or more stock option agreements (the “2017 Plan Stock Option Agreements”). The 2017 Plan Options granted to our Named Executive Officers consist of the following proportions of time-vesting stock options (the “2017 Plan Time Options”), EBITDA performance-vesting stock options (the “EBITDA Options”) and realization event options (the “Realization Event Options”) (or in the case of Mr. Simmons, liquidity event options, the “Liquidity Event Options,” together with the Realization Event Options and the EBITDA Options, the “Performance-Based Options”):

Name	2017 Plan Time Option Percentage (%)	EBITDA Option Percentage (%)	Liquidity Event/Realization Event Option Percentage (%)

David Simmons	39.73	39.73	20.54

Christopher Scully	41.67	41.67	16.66

William Sharbaugh	38.89	38.89	22.22

Anshul Thakral	33.56	33.56	32.88

David Johnston	31.25	31.25	37.50

In fiscal year 2020, the Company did not make any equity awards to its Named Executive Officers because the Compensation Committee, in consultation with the Consultant, determined that the current outstanding equity for the Named Executive officers provided sufficient retention value (or “holding power”).

For further discussion of the vesting and other terms of our outstanding 2017 Plan Options, see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Equity Awards Under the 2017 Plan.”

New Equity Incentive Program for Named Executive Officers in 2021

New Equity Incentive Program

With assistance from the Consultant, the Compensation Committee analyzed competitive market data relating to executive compensation programs, including equity compensation, as well as long-term incentive plan designs, including metrics and weighting, payout and performance ranges, vehicles and vesting criteria, of the Peer Group as well as from other survey data and third party data provided by the Consultant, and approved a new long-term equity incentive program (the “Equity Incentive Program”) pursuant to which the Named Executive Officers became eligible to receive awards in calendar year 2021. Pursuant to the Equity Incentive Program, the Compensation Committee has determined to make annual grants to our Named Executive Officers with a value-based mix of 50% performance-vesting restricted stock units (“Performance Stock Units”) and 50% time-based stock options (the “2020 Plan Time Options”). Awards under the Equity Incentive Program will reflect market based compensation, subject to the discretion of our Compensation Committee, and are consistent with the Peer Group and broader public company practice and with our compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of stockholder value and helps drive the long-term strategic goals of the Company. Awards under the Equity Incentive Program will be granted under the 2020 Plan.

With respect to each participant, the Equity Incentive Program provides for an annual equity target award value, which is expressed as a percentage of each participant’s annual base salary at the time of the grant. Subject to the Compensation Committee’s discretion, the annual equity target award value under the Equity Incentive Program for each Named Executive Officer is as follows: Mr. Simmons (700%), Mr. Scully (250%), Mr. Sharbaugh (300%), Mr. Thakral (200%), and Dr. Johnston (200%). As part of the Company’s annual compensation-setting process, at its regularly scheduled February 11, 2021 meeting, the Compensation Committee granted Performance Stock Units and 2020 Plan Time Options to each of the Named Executive Officers based on their respective target award values pursuant to the new Equity Incentive Program. In addition, in recognition of their performance contributions during 2020 and provide additional holding power, the Compensation Committee granted each of Mr. Thakral and Dr. Johnston a special equity recognition award of time-based stock options (the “Recognition Options”) under the 2020 Plan, with an aggregate grant date fair value of $2 million.

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Compensation Discussion and Analysis

The number of 2020 Plan Time Options granted under the Equity Incentive Program is determined by dividing the annual equity target award value applicable to 2020 Plan Time Options by the Black-Scholes value per option on the grant date and rounding down to the nearest whole option. The number of Performance Stock Units granted under the Equity Incentive Program is determined by dividing the annual equity target award value applicable to Performance Stock Units by the closing price of the Company’s common stock as reported on Nasdaq on the date of grant and rounding down to the nearest whole Performance Stock Unit. The total number of Performance Stock Units that ultimately vest is based on an achievement factor which ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 200% for maximum performance, as described further below.

2020 Plan Options

The 2020 Plan Time Options vest and become exercisable in four equal annual installments on the first four anniversaries of the date of grant or vesting reference date, and the Recognition Options (together with the 2020 Plan Time Options, the “2020 Plan Options”) vest and become exercisable on the third anniversary of the date of grant, in each case, subject to the applicable Named Executive Officer’s continued employment with the Company on each applicable vesting date and will expire 10 years from the date of grant or earlier if the executive’s service terminates. The 2020 Plan Options have an exercise price per share equal to the closing price of the Company’s common stock as reported on Nasdaq on the date of grant. If the executive’s employment terminates for any reason other than for cause, unless otherwise provided under the Termination Policy (which covers situations such as a participant’s termination due to death or disability, without cause within 18 months following a change in control, or as a result of the participant’s retirement, each as further discussed under “Termination Policy” below), each outstanding unvested 2020 Plan Option will terminate, and each outstanding vested 2020 Plan Option will remain exercisable for 90 days thereafter (but in no event beyond the expiration of the 10 year period from the date of grant). Upon termination of the executive for cause, all vested and unvested 2020 Plan Options terminate.

Performance Stock Units

Vesting of Performance Stock Units is based on a three-year performance period beginning on January 1, 2021 and ending on December 31, 2023. The Performance Stock Units are settled following the end of the performance period based on the Company’s EBITDA compound annual growth rate (“EBITDA CAGR”) during the performance period relative to the EBITDA CAGR performance targets established by the Compensation Committee. The total number of Performance Stock Units that vest is based on an achievement factor which ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 200% for maximum performance. For actual performance between the specified threshold, target, and maximum levels, the resulting payout percentage will be adjusted on a linear basis. The Company will deliver to the executive one share of common stock for each vested Performance Stock Unit. If the executive’s employment terminates for any reason prior to the date that the Compensation Committee certifies achievement of EBITDA CAGR during the performance period, unless otherwise provided under the Termination Policy, all unvested Performance Stock Units will be forfeited.

Stock Award Granting Policy

The annual grant of stock-based awards is made under usual circumstances on the date of the first regularly scheduled Compensation Committee meeting of the calendar year (typically held in February). In addition to annual awards, other grants may be awarded at other times (1) to attract new hires and in connection with promotions, the assumption of additional responsibilities, or to otherwise recognize employees for special achievements or for retention purposes; or (2) as may be desirable and prudent in other special circumstances. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Termination Policy

In September 2020, the Compensation Committee adopted a policy with respect to the treatment of outstanding equity awards granted under the 2020 Plan for participants, including our Named Executive Officers, who undergo a termination of employment with the Company and its affiliates (the “Termination Policy”). Application of the Termination Policy with respect to equity awards held by our executive officers and directors was approved by the Compensation Committee and the Section 16 Subcommittee. Pursuant to the Termination Policy, (1) if a participant’s employment with the Company or one of its subsidiaries is terminated due to death or disability (as defined in our 2020 Plan), then (x) the participant’s 2020 Plan Options will become fully vested as of the date of such termination of employment and will remain exercisable for the one year period following such termination of employment, and (y) a prorated portion of the participant’s Performance Stock Units will vest, based on target performance, and settle promptly following such termination of employment, (2) if a participant’s employment with the Company or one of its subsidiaries is terminated by the Company or one of its subsidiaries without cause within 18 months following a change in control (as defined in our 2020 Plan), then (x) the participant’s 2020 Plan Options will become fully vested as of the date of such termination of employment and will remain exercisable for the 90 day period following such termination of employment, and

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Compensation Discussion and Analysis

(y) the participant’s Performance Stock Units will fully vest, based on target performance, and will settle promptly following such termination of employment and (3) if a participant’s employment with the Company or one of its subsidiaries is terminated as a result of the participant’s retirement, which is defined in the Termination Policy as a participant attaining (x) a minimum age of 55 years old and at least 10 years of credited service with the Company and/or its subsidiaries or (y) a minimum age of 60 years old and at least five years of credited service with the Company and/or its subsidiaries, (i) a prorated portion of the participant’s 2020 Plan Options will become vested and will remain exercisable for the one year period following such termination of employment and (ii) a prorated portion of the participant’s Performance Stock Units will vest, based on actual performance at the end of the applicable performance period, and settle promptly following the completion of such applicable performance period. The description of the termination provisions relating to the 2020 Plan Options and Performance Stock Units included under “—2020 Plan Options” and “—Performance Stock Units” above assumes the application of the Termination Policy to these awards.

OTHER COMPENSATION

BENEFITS

We provide various employee benefit programs to our Named Executive Officers, including medical, dental, vision, life insurance, accidental death & dismemberment insurance, short-term disability, long-term disability, flexible spending accounts, wellness programs and various other voluntary benefit programs. These benefit programs are generally available to all of our U.S.-based employees.

Defined Contribution Plan

We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), and that we refer to as the “401(k) Retirement Savings Plan” or the “401(k) Plan.” The 401(k) Plan is offered on a nondiscriminatory basis to our full-time regular employees, including our Named Executive Officers, and our eligible part-time employees. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making contributions, including after-tax Roth contributions and catch-up contributions.

Matching contributions to the 401(k) Plan are made in an amount equal to 50% of each participant’s pre-tax contribution (up to a maximum of 3% of the participant’s annual eligible earnings), subject to certain other limits. Participants are 100% vested in their individual contributions and vest 25% per year of credited vesting service in the matching contributions until they are 100% vested in matching contributions at the completion of the fourth year of credited vesting service. Participants receive one year of vesting service for each plan year in which they have at least 1,000 hours of service.

The Compensation Committee believes that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.

Perquisites and Other Benefits

In part because our headquarters are located in Wilmington, North Carolina, which is not a major commercial airport hub, and to increase the efficiency of our executives by helping them avoid the delays of commercial air travel and maximize the use of their time, we own a corporate airplane. We have a corporate airplane policy that provides guidelines for the use of any airplane owned, leased or operated by the Company, and is intended to ensure the efficient operation of the airplane. Under their Employment Agreements (as defined below), our Chief Executive Officer and Chief Operating Officer are entitled to use the corporate airplane for personal use up to 20,000 miles per year and 10,000 miles per year, respectively. If we do not own an airplane for any period of time, Mr. Sharbaugh is entitled to receive $25,000 per year, prorated for any partial year that we do not own an airplane. Our corporate aircraft policy also allows Mr. Simmons to authorize each of our other Named Executive Officers to use the corporate airplane for personal use up to 5,000 miles per year. In addition, family members of our Named Executive Officers may, in limited circumstances, accompany them on business travel on our airplane. The aggregate incremental cost associated with personal use of our airplane by our Named Executive Officers in 2020 is included in the Summary Compensation Table below and detailed in the footnotes to that table.

In addition, the Company provides relocation benefits to newly hired executives consistent with our relocation policy. The benefits we provide to our Named Executive Officers are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

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Compensation Discussion and Analysis

TAX AND ACCOUNTING IMPLICATIONS

The Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”).

ACTIONS TAKEN IN FISCAL YEAR 2021

2021 BASE SALARY INCREASES

In February 2021, the Compensation Committee reviewed the base salaries of our Named Executive Officers, and after taking into consideration our overall financial and operating performance in the prior year, the outlook for the current year, our targets for base salary increases for all employees, inflation, changes in the scope of each Named Executive Officer’s job, individual performance, performance of the segments, business units or functions for which a Named Executive Officer is responsible, other components of compensation and other relevant factors, and the benchmarking analysis conducted by the Consultant, set the base salaries set forth in the table below for 2021:

Name	2020 Base Salary(1)	2021 Base Salary	2020 to 2021 Increase (%)

David Simmons	$1,566,720	1,600,000	2%

William Sharbaugh	$526,365	$526,365	0%

Christopher Scully	$495,000	$525,000	6%

Anshul Thakral	$450,000	$475,000	6%

David Johnston	$412,000	$475,000	15%

(1)

Amounts represent the base salary levels set by the Compensation Committee. As a result of the Company’s transition in the fourth quarter of 2020 from a semimonthly to biweekly payroll schedule, each of our Named Executive Officers was paid the following amounts in excess of the base salary levels set by the Compensation Committee: Mr. Simmons—$17,073; Mr. Scully—$5,394; Mr. Sharbaugh—$5,736; Mr. Thakral—$4,904; and Dr. Johnston—$4,490.

2021 ANNUAL CASH INCENTIVE COMPENSATION

In February 2021, the Compensation Committee reviewed the annual cash bonus targets for our Named Executive Officers and determined to increase Mr. Simmons’ annual cash bonus target for 2021 from 100% to 150% and Dr. Johnston’s annual cash bonus target for 2021 from 50% to 75%.

In February 2021, the Compensation Committee also determined to change the weighting of the components of cash incentive compensation for Mr. Thakral for 2021, as follows:

Name	SEICP			Annual Authorization Bonus (%)
	EBITDA Performance Award Weight (%)	Gross Authorization Performance Award Weight (%)	Individual Qualitative Performance Award Weight (%)

Anshul Thakral	37.5	—	12.5	50

2020 RECOGNITION AWARDS

From time to time, we have made and may in the future make, special cash and equity recognition awards to our Named Executive Officers. Certain of our Named Executive Officers received these awards in connection with their performance during fiscal year 2020, as further set forth below.

In recognition of his leadership through the Company’s highly successful IPO and first year as a publicly-listed company and his impact on the Company’s achievement of challenging financial targets through the COVID-19 pandemic in fiscal year 2020, Mr. Scully received a special cash recognition award of $75,000. In recognition of his exceptional application of the site and patient access delivery model to accelerate the development of COVID-19 vaccine and therapies and in doing so, his meaningful impact to the success of Operation Warp Speed, as well as his oversight of both the Global Clinical Development and Laboratories Services segments, both of which outperformed during fiscal year 2020, and his contribution to the Company’s over-achievement of the year’s commercial targets, Mr. Sharbaugh received a special cash recognition award of $50,000. In recognition of his impact

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Compensation Discussion and Analysis

on the Company’s over-achievement of challenging commercial targets through fiscal year 2020 and his impact on the Company’s high win rates of work related to the COVID-19 pandemic, both from existing and new customers, leading to an expansion of the Company’s customer base, Mr. Thakral received a special cash recognition award of $75,000. In addition, in recognition of his leadership of the Global Clinical Development business unit which, through his direction, played a pivotal role in the accelerated development of numerous COVID-19 vaccines and therapies (including the Emergency Use Authorization of Moderna’s COVID-19 vaccine), and in recognition of his impact on the Global Clinical Development business unit exceeding its financial targets and delivering industry-leading operational metrics in fiscal year 2020, Dr. Johnston received a special cash recognition award of $125,000.

In addition, as discussed above under “Components of 2020 Compensation Program—New Equity Incentive Program for Named Executive officers in 2021,” on February 11, 2021, in recognition of their performance contributions during 2020 and in order to provide additional holding power, the Compensation Committee granted each of Mr. Thakral and Mr. Johnston the Recognition Options.

2021 EQUITY INCENTIVE PROGRAM

As discussed above under “Components of 2020 Compensation Program—New Equity Incentive Program for Named Executive officers in 2021,” as part of the Company’s annual compensation-setting process, at its regularly scheduled February 11, 2021 meeting, the Compensation Committee granted Performance Stock Units and 2020 Plan Time Options to each of the Named Executive Officers based on their respective target award values pursuant to the new Equity Incentive Program.

OTHER IMPORTANT COMPENSATION POLICIES AFFECTING THE NAMED EXECUTIVE OFFICERS

CLAWBACK POLICY

In connection with the IPO, we adopted a clawback policy for incentive compensation. The Compensation Committee determined that it may be appropriate to recover annual and/or long-term incentive compensation in specified situations. Under the policy, if the Compensation Committee determines that incentive compensation of its current and former Section 16 officers (or any other current and former employee designated by the Board or the Compensation Committee) was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law), and such restatement was caused or contributed, directly or indirectly, by such employee’s fraud, willful misconduct or gross negligence, then the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel any overpayment of incentive compensation paid or awarded based on the inaccurate financial information or restated results. The clawback policy and our 2020 Plan also provide that if a covered person engages in any detrimental activity (as defined in our 2020 Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards.

STOCK OWNERSHIP GUIDELINES

In September 2020, the Compensation Committee adopted the PPD, Inc. Executive Stock Ownership Guidelines, to be effective as of January 2021 (the “Stock Ownership Guidelines”), because it believes that the Company’s executive officers should own and hold shares of the Company’s common stock to further align their interests with the long-term interests of the Company’s stockholders and further promote the Company’s commitment to sound corporate governance.

Each executive officer is required to hold the number of shares of the Company’s qualifying common stock valued at a multiple of such person’s annual base salary or annual cash retainer (excluding committee retainers), as the case may be, in the amounts listed below:

Position	Individual Guideline Level

Chief Executive Officer	6x annual base salary

Other Executive Officers	3x annual base salary

Each executive officer has five years from becoming subject to the guidelines to accumulate sufficient equity and achieve the ownership required by the Stock Ownership Guidelines. Subject to certain excepted dispositions, any executive officer who has not met or maintained the threshold after the date on which it becomes applicable will be required to retain 50% of (i) all vested performance-based vesting restricted stock units and (ii) vested and exercised options, in each case as awarded to him or her

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Compensation Discussion and Analysis

under the 2020 Plan (net of stock sold to satisfy the exercise price and applicable taxes). As of the Record Date, all of the Company’s executive officers are in compliance with the relevant Stock Ownership Guidelines (either because they fulfill the ownership requirements or remain within the five-year period for fulfilling the ownership requirements).

RESTRICTIONS ON HEDGING AND PLEDGING

The Board believes that it is undesirable for PPD’s directors, officers, employees and independent contractors to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of PPD or its affiliates, including our common stock, as such transactions allow the insiders to own PPD’s equity securities without the full risks and rewards of ownership and potentially separate the insiders’ interests from the public stockholders.

The Board has therefore included anti-hedging and anti-pledging provisions as part of PPD’s Insider Trading Policy. Directors, officers, employees and independent contractors of PPD and its affiliates are generally prohibited from: (i) selling PPD’s securities short, (ii) purchasing PPD’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging PPD’s securities as collateral for a loan, without first obtaining pre-clearance from PPD, and (iii) engaging in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of PPD’s equity securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Proxy Statement for the 2021 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of our Board:

P. Hunter Philbrick, Chair

Jeffrey Kindler

Maria Teresa Hilado

Stephen Wise

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or accrued by the Named Executive Officers for fiscal years 2020, 2019 and 2018.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Simmons Chairman and Chief Executive Officer	2020	1,583,793		—	—	1,742,173	91,564	3,417,530
	2019	1,566,720		—	4,540,218	1,445,299	107,602	7,659,839
	2018	1,566,720		—	—	1,488,384	37,976	3,093,080
Christopher Scully Executive Vice President and Chief Financial Officer	2020	500,394		75,000	—	412,825	16,580	1,004,799
	2019	495,000		75,000	689,183	342,478	8,400	1,610,061
	2018	290,654	(6)	400,000	3,187,399	—	90,942	3,968,995
William Sharbaugh Chief Operating Officer	2020	532,101		50,000	—	508,822	27,858	1,118,781
	2019	521,662		—	1,174,857	421,849	47,305	2,165,673
	2018	507,291		—	—	389,980	37,124	934,395
Anshul Thakral Executive Vice President, Chief Commercial Officer and President of Evidera(8)	2020	454,904		75,000	—	569,020	35,216	1,134,140
	2019	408,356	(7)	—	697,152	329,249	8,400	1,443,157
	2018	345,000		—	108,503	607,157	8,250	1,068,910
David Johnston, Executive Vice President of Global Clinical Development	2020	416,490		125,000	—	238,831	8,550	788,871

(1)

As a result of the Company’s transition in the fourth quarter of 2020 from a semimonthly to biweekly payroll schedule, amounts reported for 2020 include the following amounts paid to each of our Named Executive Officers in excess of the base salary levels set by the Compensation Committee: Mr. Simmons—$17,073; Mr. Scully—$5,394; Mr. Sharbaugh—$5,736; Mr. Thakral—$4,904; and Dr. Johnston—$4,490.

(2)

Amounts reported for 2020 represent the $75,000 special cash recognition award paid to Mr. Scully in recognition of his leadership through our highly successful IPO and first year as a publicly-listed company and his impact on the Company’s achievement of challenging financial targets through the COVID-19 pandemic, the $50,000 special cash recognition award paid to Mr. Sharbaugh in recognition of his exceptional application of the site and patient access delivery model to accelerate the development of COVID-19 vaccine and therapies and in doing so, his meaningful impact to the success of Operation Warp Speed, as well as his oversight of both the Global Clinical Development and Laboratories Services segments, both of which outperformed during fiscal year 2020, and his contribution to the Company’s over-achievement of the year’s commercial targets, the $75,000 special cash recognition award paid to Mr. Thakral in recognition of his impact on the Company’s over-achievement of challenging commercial targets through fiscal year 2020 and his impact on the Company’s high win rates of work related to the COVID-19 pandemic, both from existing and new customers, leading to an expansion of the Company’s customer base, and the $125,000 special cash recognition award paid to Dr. Johnston in recognition of his leadership of the Global Clinical Development business unit which, through his direction, played a pivotal role in the accelerated development of numerous COVID-19 vaccines and therapies and in recognition of his impact on the Global Clinical Development business unit exceeding its financial targets and delivering industry-leading operational metrics. Amount reported for 2019 represents the $75,000 special cash recognition award paid to Mr. Scully in recognition of his leadership and performance during 2019 in connection with our IPO. Amount reported for 2018 represents Mr. Scully’s sign-on bonus payment of $175,000 paid to him at the time he commenced employment with the Company in May 2018, which was subject to repayment in the event of Mr. Scully’s resignation without good reason or termination by us for cause, in either case prior to May 15, 2019, and a fixed bonus of $225,000 paid to him in March 2019, in lieu of his participation in the SEICP for 2018.

(3)

As described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—2019 Cash Dividends,” in fiscal year 2019, changes to the stock options required in connection with the May 2019 Dividend and the November 2019 Dividend were accounted for as modifications under ASC Topic 718. Amounts reported for 2019 reflect the incremental fair values calculated in accordance with ASC Topic 718 with respect to each dividend for each of our Named Executive Officers as follows:

Named Executive Officer	May 2019 Dividend	November 2019 Dividend

David Simmons	$4,361,137	$179,081

Christopher Scully	$661,469	$27,714

William Sharbaugh	$1,128,517	$46,340

Anshul Thakral	$388,154	$16,495

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Executive Compensation

In addition, the amount reported for 2019 for Mr. Thakral includes the aggregate grant date fair value, determined in accordance with ASC Topic 718 of $292,503, for his option awards granted in 2019. Amounts reported for 2018 and 2019 represent the aggregate grant date fair value of option awards determined in accordance with ASC Topic 718. The Realization Event Options granted in 2018 and 2019 are subject to market conditions and an implied performance condition as defined under applicable accounting standards. The grant date fair values of the Realization Event Options and EBITDA Options were computed based on the probable outcome with respect to performance, which assumes 100% of the EBITDA Target is achieved (the highest level of EBITDA achievement), for the EBITDA Options. Achievement of the performance conditions for the Realization Event Options was not deemed probable on the applicable grant date and, accordingly, no value was included in the table for these awards pursuant to the SEC’s disclosure rules. Assuming achievement of the performance conditions, the grant date fair values of the Realization Event Options were $637,482 for Mr. Scully, $108.503 for Mr. Thakral’s 2018 grant and $146,251 for Mr. Thakral’s 2019 grant. Refer to Note 3 of our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for information regarding the assumptions used to value these awards.

(4)

Amounts reported for 2020 represent the 2020 annual cash incentive awards earned pursuant to our SEICP (and Mr. Thakral’s Annual Authorization Bonus). Amounts reported for 2019 represent the 2019 annual cash incentive awards earned pursuant to our SEICP (and Mr. Thakral’s Annual Authorization Bonus). Amounts reported for 2018 represent the 2018 annual cash incentive awards earned pursuant to our SEICP (and Mr. Thakral’s Annual Authorization Bonus). Mr. Scully, our Chief Financial Officer who commenced service in May 2018, received a fixed bonus of $225,000 in lieu of his participation in the SEICP for 2018, which is included in the “Bonus” column for 2018. Effective beginning in 2019, Mr. Scully’s Employment Agreement provides for a targeted annual cash bonus of 75% of annual base salary under the SEICP. For additional information, see “—Compensation Discussion and Analysis—2020 Annual Cash Incentive Compensation.”

(5)	Other compensation for 2020 includes the amounts set forth in the following table:

Name	Employer Contribution to 401(k) ($)	Company Aircraft ($)(a)	Total ($)

David Simmons	8,550	83,014	91,564

Christopher Scully	8,550	8,030	16,580

William Sharbaugh	8,550	19,308	27,858

Anshul Thakral	8,550	26,666	35,216

David Johnston	8,550	—	8,550

(a)

Amounts represent the aggregate incremental cost of personal use of our airplane. Incremental costs include fuel costs, crew travel expenses, passenger catering expenses, trip-related maintenance costs, landing and facility fees, trip-related hangar and parking costs and other similar variable costs. In 2020, Mr. Simmons used our airplane for personal use for a total of 14,398 miles, Mr. Scully used our airplane for personal use for 1,217 miles, Mr. Sharbaugh used our airplane for personal use for a total of 3,655 miles, Mr. Thakral used our airplane for personal use for a total of 4,848 miles. In addition, family members of our Named Executive Officers have, in limited circumstances, accompanied them on business travel on our airplane for which we incurred de minimis incremental costs.

(6)	Mr. Scully commenced employment with the Company in May 2018. Amount reported in 2018 represents the portion of Mr. Scully’s annual base salary paid to him in 2018.
(7)	Mr. Thakral’s annual base salary was increased from $400,000 to $450,000, effective November 1, 2019.
(8)	In addition to his role as Executive Vice President, Chief Commercial Officer, effective as of February 1, 2021, Mr. Thakral was appointed to the role of President of Evidera.

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Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information with respect to grants of non-equity incentive awards to our Named Executive Officers during the 2020 fiscal year under the SEICP, and with respect to Mr. Thakral, under his Annual Authorization Bonus. We did not grant equity awards to any of our Named Executive Officers in 2020.

2020 GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)(2)	Target ($)	Maximum ($)

David Simmons 2020 SEICP	76,022	1,583,793	2,633,056

Christopher Scully 2020 SEICP	18,014	375,296	623,929

William Sharbaugh 2020 SEICP	22,987	478,891	796,156

Anshul Thakral 2020 SEICP	4,094	102,353	153,530
Annual Authorization Bonus	118,125	236,250	—(3)

David Johnston 2020 SEICP	8,330	208,245	325,383

(1)

The amounts reported in these columns reflect the cash incentive award opportunity range under our SEICP and, for Mr. Thakral, under his Annual Authorization Bonus, for 2020, the terms of which are summarized under “—Compensation Discussion and Analysis—2020 Annual Cash Incentive Compensation” above.

(2)

For purposes of this table, the “Threshold” amount shown for the SEICP represents an assumption that the Named Executive Officer only earns the threshold payout under the EBITDA Performance Award, and the Company did not achieve the threshold level for the Gross Authorization Performance Award and there was no payout under the Individual Qualitative Performance Award.

(3)	Mr. Thakral’s Annual Authorization Bonus does not provide for a maximum payout amount.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The following are the material provisions of the employment agreements for each of the Named Executive Officers (collectively, the “Employment Agreements”).

Employment Agreement with David Simmons

Pharmaceutical Product Development, LLC and our predecessor entity, Jaguar Holding Company I, entered into an Employment Agreement with Mr. Simmons on May 17, 2012 (which was subsequently assigned to, and assumed by, the Company on May 11, 2017 and amended pursuant to that Amendment No. 1, dated April 1, 2018, as amended, the “Simmons Employment Agreement”) pursuant to which Mr. Simmons serves as our Chief Executive Officer and the chairman of our Board. The Simmons Employment Agreement is extended automatically on December 31 of each year for successive 12-month periods unless either party delivers notice of non-renewal to the other no later than 60 days before the end of the applicable term. The Simmons Employment Agreement provides that Mr. Simmons’ base salary may not be decreased without his consent and sets forth his minimum target bonus amount for his annual cash bonus award opportunity, as reflected in the discussion above. During his employment and for 24 months following termination, Mr. Simmons’ employment agreement prohibits him from competing with our business and from soliciting our employees, customers or suppliers to terminate their employment or arrangements with the Company. Mr. Simmons is also party to a proprietary information and inventions agreement which contains a perpetual confidentiality covenant and an intellectual property assignment provision in favor of the Company. The severance provisions contained in Mr. Simmons’ employment agreement are described below under “—Potential Payments Upon Termination or Change in Control—Severance Benefits Upon Termination.”

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Employment Agreements with other Named Executive Officers

Our other Named Executive Officers have Employment Agreements (each, as amended and/or restated, a “Named Executive Officer Employment Agreement”) as follows:

•

On May 2, 2018, Pharmaceutical Product Development, LLC and the Company entered into a Named Executive Officer Employment Agreement with Mr. Scully, effective for employment as of May 15, 2018, pursuant to which Mr. Scully serves as our Executive Vice President and Chief Financial Officer;

•

On April 10, 2012, Pharmaceutical Product Development, LLC and Jaguar Holding Company I entered into a Named Executive Officer Employment Agreement with Mr. Sharbaugh, which was subsequently amended pursuant to that Amendment No. 1, dated February 10, 2016, assigned to, and assumed by, the Company on May 11, 2017 and further amended pursuant to that Amendment No. 2, dated March 1, 2019 pursuant to which Mr. Sharbaugh serves as our Chief Operating Officer;

•

On June 15, 2016, Pharmaceutical Product Development, LLC and Jaguar Holding Company I entered into a Named Executive Officer Employment Agreement with Mr. Thakral, effective as of June 27, 2016, which was subsequently amended pursuant to that Amendment No. 1, dated September 28, 2016, assigned to, and assumed by, the Company on May 11, 2017 and further amended pursuant to that Amendment No. 2, dated April 1, 2018 and that Amendment No. 3 dated January 1, 2019, pursuant to which Mr. Thakral served as our Executive Vice President, Global Head of PPD Biotech. On November 26, 2019, Pharmaceutical Product Development, LLC and the Company entered into an amended and restated Named Executive Officer Employment Agreement with Mr. Thakral, effective as of November 1, 2019, which supersedes his then-existing Named Executive Officer Employment Agreement, which was subsequently amended by Amendment No. 1 dated February 23, 2021 and effective as of February 1, 2021, and pursuant to which Mr. Thakral serves as our Executive Vice President, Chief Commercial Officer and President of Evidera; and

•

On May 22, 2013, Pharmaceutical Product Development, LLC and Jaguar Holding Company I entered into a Named Executive Officer Employment Agreement with Dr. Johnston, which was subsequently amended pursuant to that Amendment No. 1, dated December 15, 2016, assigned to, and assumed by, the Company on May 11, 2017, further amended pursuant to that Amendment No. 2, dated April 1, 2018, and further amended by Amendment No. 3 dated February 23, 2021 and effective as of February 1, 2021, and pursuant to which Dr. Johnston serves as our Executive Vice President of Global Clinical Development.

Mr. Scully’s Named Executive Officer Employment Agreement has an initial term which will expire on December 31, 2021 and will extend automatically for successive 12-month periods thereafter unless either party delivers a notice of non-renewal to the other no later than 60 days before the end of the applicable term. Each other Named Executive Officer Employment Agreement is extended automatically on December 31 each year for successive 12-month periods (except for Mr. Thakral whose Named Executive Officer Employment Agreement is extended automatically on June 27 of each year and Dr. Johnston whose Named Executive Officer Employment Agreement is extended automatically on May 22 of each year) unless either party delivers notice of non-renewal to the other no later than 60 days before the end of the applicable term. Each Named Executive Officer Employment Agreement provides that the base salary of the applicable Named Executive Officer may not be decreased without his consent and sets forth his minimum target bonus amount for his annual cash bonus award opportunity, as reflected in the discussion above. Each Named Executive Officer Employment Agreement provides that during the employment of the applicable Named Executive Officer and for an 18 month period following termination thereof (except for Dr. Johnston, which provides for a 12 month period following termination thereof), such Named Executive Officer is prohibited from competing with our business and from soliciting our employees, customers or suppliers to terminate their employment or arrangements with the Company. Each Named Executive Officer is also party to a proprietary information and inventions agreement which contains a perpetual confidentiality covenant and an intellectual property assignment provision in favor of the Company. The severance provisions contained in the Named Executive Officer Employment Agreements are described below under “—Potential Payments Upon Termination or Change in Control—Severance Benefits Upon Termination.”

TERMS OF EQUITY AWARDS UNDER THE 2017 PLAN

2017 Plan Time Options

Each Named Executive Officer received 2017 Plan Time Options pursuant to his respective option agreement(s). The 2017 Plan Time Options vest and become exercisable in five equal annual installments on the first five anniversaries of the date of grant or vesting reference date, subject to the applicable Named Executive Officer’s continued employment with the Company on each applicable vesting date.

For more information on changes made to certain 2017 Plan Time Options in connection with the May 2019 Dividend and the November 2019 Dividend, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—2019 Cash Dividends”.

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Executive Compensation

EBITDA Options

Each Named Executive Officer received EBITDA Options pursuant to his respective 2017 Plan Stock Option Agreement. The EBITDA Options vest in five equal annual installments on December 31 of each year, subject to our attainment of a predetermined EBITDA (as defined in the 2017 Plan Stock Option Agreement) target for the applicable year and become exercisable on the date our Compensation Committee determines whether such EBITDA target has been attained, subject to the Named Executive Officer’s continued employment on December 31 of the applicable year. Actual EBITDA attained for the applicable year must be equal to or greater than 90.0% of the EBITDA target for any portion of the annual installment to vest. The annual installment will vest at 50.0% of the EBITDA Options if 90% of the EBITDA target is achieved; for each 1% increase in EBITDA achievement over 90.0%, the annual installment vesting percentage will increase by 5.0% up to a maximum of 100%. To the extent all or a portion of the installment of EBITDA Options scheduled to vest for any year do not vest due to failure to attain the EBITDA target described above, the unvested EBITDA Options from that installment are eligible for catch-up vesting in a future year upon attainment of the EBITDA target for that future year.

The EBITDA targets for the EBITDA Options were originally approved in 2017. In 2020, the Compensation Committee updated the EBITDA targets for 2020, 2021, 2022, 2023. In making the determination to update the EBITDA targets for 2020, 2021, 2022, and 2023, the Compensation Committee considered that in 2018 the Company adopted ASC 606, that in 2019 the Company consummated several acquisitions, and that in 2020 the Company became a public company, resulting in its incurring incremental costs associated with operating as a public company. The updated EBITDA target for the 2020 vesting installment was $856.2 million. Actual EBITDA achieved in 2020 was $875.7 million, or 102.3% of the 2020 EBITDA target, which resulted in the 2020 vesting installment to vest at 100%. The annual installment vesting percentage for each of the 2018 and 2019 EBITDA Option vesting installments was 95%, such that 5% of each of the 2018 and 2019 installments of EBITDA Options did not vest but were eligible for catch-up vesting in a future year upon attainment of the EBITDA target for that future year. Upon attainment of 102.3% of the 2020 EBITDA target, resulting in the 2020 EBITDA Option installment vesting at 100%, the unvested portion of the 2018 and 2019 EBITDA Option vesting installments vested.

For more information on changes made to certain EBITDA Options in connection with the May 2019 Dividend and the November 2019 Dividend, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—2019 Cash Dividends”.

Realization Event Options and Liquidity Event Options

Each Named Executive Officer (other than Mr. Simmons) received Realization Event Options pursuant to his respective 2017 Plan Stock Option Agreement and Mr. Simmons received Liquidity Event Options pursuant to his 2017 Plan Stock Option Agreement. The Realization Event Options and Liquidity Event Options held by our Named Executive Officers, as applicable, vest and become exercisable in the event our Sponsors receive proceeds (i) of at least 2.3 times their investment in our common stock and (ii) that result in an annual, compounded pre-tax internal rate of return of at least 15% on their investment (with respect to Mr. Simmons, a “Simmons Liquidity Event” and with respect to each other Named Executive Officer, a “Realization Event”). In addition, in the case of Mr. Simmons, if a Simmons Liquidity Event or, in the case of the other Named Executive Officers, a Change of Control Transaction (as defined in the Stockholders Agreement described below under “—Call Rights and Put Rights”), has not occurred prior to the third anniversary of the IPO, the Liquidity Event Options or the Realization Events, as applicable, will vest at such time if (i) the effective multiple on invested capital of our Sponsors’ investment in our common stock is at least 2.3 times and (ii) our Sponsors’ effective annual, compounded pre-tax internal rate of return is at least 15% on their investment in our common stock.

Discretionary Authority of Compensation Committee

The Compensation Committee has the ability to make all determinations under the 2017 Plan in its sole discretion. In addition, pursuant to the 2017 Plan Stock Option Agreements of our Named Executive Officers, the Compensation Committee has the ability in its discretion to accelerate the vesting of any portion of a 2017 Option that does not otherwise vest. This discretionary authority allows the Compensation Committee to determine that the Performance-Based Options granted to our Named Executive Officers have vested absent attainment of the relevant performance goal(s) under the relevant terms of the 2017 Plan Stock Option Agreements, or to reduce or increase the amount of Performance-Based Options that would have vested given the level of attainment of the relevant performance goal(s) under the relevant terms of the 2017 Plan Stock Option Agreements. In fiscal year 2020, the Compensation Committee did not exercise this discretionary authority.

Forfeiture and Acceleration

In connection with a termination for “cause” (as defined in the 2017 Plan) all unvested 2017 Plan Options will be immediately forfeited. In addition, other than the potential vesting that may occur in connection with certain terminations or other events, all unvested 2017 Plan Options will be forfeited upon the Named Executive Officer’s termination of employment (other than for “cause”). Following certain terminations or other events, the Named Executive Officers are entitled to accelerated vesting of their 2017 Plan Options as further described below under “—Potential Payments Upon Termination or Change in Control—Accelerated Vesting of Equity Awards.”

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Exercise of Options

Vested 2017 Plan Options held by our Named Executive Officers may not be exercised to any extent by anyone after the first to occur of the following events: (i) the tenth anniversary of the date of grant of the 2017 Plan Options; (ii) except for such longer period of time as our Compensation Committee may otherwise approve, 90 days following such Named Executive Officer’s termination of employment for any reason other than cause, death or “disability” (as defined in the 2017 Plan) (or, in the case of 2017 Plan Options which vest following such termination of employment, 90 days following the date on which such 2017 Plan Options become vested); (iii) except as our Compensation Committee may otherwise approve, the Named Executive Officer’s termination of employment for cause; or (iv) except for such longer period of time as our Compensation Committee may otherwise approve, 12 months following the Named Executive Officer’s termination of employment by reason of the Named Executive Officer’s death or disability; provided, however, that with respect to any 2017 Plan Time Options held by Mr. Simmons that vest as a result of the achievement of the EBITDA target for the EBITDA Options in the year in which such termination of employment occurs, the exercise period in clause (iv) would be extended until the first anniversary of the date on which our Compensation Committee certified achievement of such EBITDA target.

Call Rights and Put Rights

In connection with their initial equity awards, each of our Named Executive Officers became party the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Company and our Sponsors have the right to repurchase the shares of our common stock (including those issued in respect of the exercise of options) held by our Named Executive Officers (i) in connection with any termination of employment, during the period beginning on the date of such termination of employment and ending on the first anniversary of the later of (x) the date of such termination of employment or (y) as applicable, the date of the last exercise of any options or (ii) in connection with any breach of the restrictive covenants applicable to such Named Executive Officer, during the period beginning on the date of such breach and ending on the first anniversary of such date (the “call right”).

The purchase price payable upon exercise of the call right is (i) in the event of a termination event other than a termination of employment by the Company for cause (as defined in the Stockholders Agreement), the fair market value of our common stock as of the date the call right is being exercised or (ii) in the event of any termination of employment by the Company for cause, or in connection with any breach of the restrictive covenants applicable to such Named Executive Officer, the lesser of (x) the fair market value of our common stock as of the date the call right is being exercised and (y) the aggregate purchase price paid for such shares of our common stock by such Named Executive Officer, as proportionately adjusted for any splits, reverse stock splits, combinations, recapitalizations or similar transactions. Notwithstanding the foregoing, the call right applicable to shares of our common stock held by Mr. Simmons terminated on the date of our IPO.

We entered into a side letter to the Stockholders Agreement with each of our Named Executive Officers, which, in part, provided each of our Named Executive Officers with the right to cause the Company to repurchase all, or any portion of, the shares of our common stock held by such Named Executive Officer at fair market value following certain terminations of employment (the “put right”). For the one-year period following the applicable Named Executive Officer’s termination of employment (i) as a result of his death or disability, (ii) with respect to Messrs. Simmons and Sharbaugh, by the Company without cause (as defined in the applicable Employment Agreement and with respect to Mr. Sharbaugh, solely with respect to shares of common stock issued to him in connection with the recapitalization), or (iii) with respect to Mr. Simmons, by him for good reason, the Named Executive Officer (or his guardian, executive, administrator or applicable trustee generally having control over the shares of common stock held by such Named Executive Officer) had the right to exercise the put right. The put right for each Named Executive Officer terminated on the first anniversary of the IPO.

2019 Cash Dividends

In May 2019, our Board declared and paid a cash dividend of $3.89 per share of the Company’s outstanding common stock (the “May 2019 Dividend”). Under the terms of the 2017 Plan, an adjustment to the then outstanding 2017 Plan Time Options and Performance-Based Options was determined to be equitable and necessary in order to prevent the dilution or enlargement of benefits under the 2017 Plan. Therefore, in connection with the May 2019 Dividend, we treated the 2017 Plan Options then held by all employees, including our Named Executive Officers, as follows:

•

With respect to 2017 Plan Time Options (both vested and unvested) and EBITDA Options (vested only), the Named Executive Officers were each entitled to a payment in an amount equal to (x) the number of shares underlying such 2017 Plan Time Options and EBITDA Options multiplied by (y) the May 2019 Dividend amount, less applicable tax withholdings, and payable in accordance with the following schedule:

¡	1/3 of such payment was paid in May 2019;

¡	1/3 of such payment was paid in October 2020; and

PPD 2021 Proxy Statement	41

Executive Compensation

¡

1/3 of such payment will be paid to the applicable Named Executive Officer in September 2021, subject to (x) the applicable Named Executive Officer’s continued employment through such date and (y) the accelerated vesting provisions included in the applicable 2017 Plan Stock Option Agreement.

•	With respect to outstanding unvested Performance-Based Options, in fiscal year 2019, we reduced the per share exercise prices of such 2017 Plan Options by the per share May 2019 Dividend amount.

As of December 31, 2020, the remaining unpaid stock option bonuses for our Named Executive Officers were as follows: Mr. Simmons—$3,239,186; Mr. Scully—$497,432; Mr. Sharbaugh—$838,193; Mr. Thakral—$286,081; and Dr. Johnston—$299,355.

In November 2019, our Board declared and paid a cash dividend of $0.57 per share of the Company’s outstanding common stock (the “November 2019 Dividend”). Under the terms of the 2017 Plan, an adjustment to the then outstanding 2017 Plan Time Options and Performance-Based Options was determined to be equitable and necessary in order to prevent the dilution or enlargement of benefits under the 2017 Plan. Therefore, in connection with the November 2019 Dividend, we treated the 2017 Plan Options then held by all employees, including our Named Executive Officers, as follows:

•

With respect to 2017 Plan Time Options (both vested and unvested) and EBITDA Options (vested only), the Named Executive Officers were each entitled to a payment in an amount equal to (x) the number of shares underlying such 2017 Plan Time Options and EBITDA Options multiplied by (y) the November 2019 Dividend amount, less applicable tax withholdings, and such payment was made in December 2019.

•	With respect to outstanding unvested Performance-Based Options, in fiscal year 2019, we reduced the per share exercise prices of such options by the per share November 2019 Dividend amount.

In accordance with ASC Topic 718, changes to the 2017 Plan Options required in connection with each of the May 2019 Dividend and the November 2019 Dividend were accounted for as modifications in fiscal year 2019. Under ASC Topic 718, only the modifications to the 2017 Plan Time Options and the vested EBITDA Options resulted in incremental compensation expense and incremental fair value. In accordance with the SEC’s disclosure rules, for fiscal year 2019, such incremental fair value for each of our Named Executive Officers was reflected in the “Option Awards” column of the Summary Compensation Table.

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OUTSTANDING EQUITY AWARDS AT 2020 YEAR END

The following table includes certain information with respect to 2017 Plan Options held by the Named Executive Officers as of December 31, 2020.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END TABLE

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date

David Simmons
2017 Plan Time Options(3)	5/11/2017	796,318	770,876		15.05	5/11/2027
EBITDA Options(3)	5/11/2017	751,605			15.05	5/11/2027
EBITDA Options(3)	5/11/2017	710,148		385,441	10.59	5/11/2027
Liquidity Event Options(3)	5/11/2017			996,824	10.59	5/11/2027

Christopher Scully
2017 Plan Time Options(4)	6/21/2018	128,986	193,478		15.51	6/21/2028
EBITDA Options(4)	6/21/2018	61,268			15.51	6/21/2028
EBITDA Options(4)	6/21/2018	132,211		128,985	11.05	6/21/2028
Realization Event Options(4)	6/21/2018			128,986	11.05	6/21/2028

William Sharbaugh
2017 Plan Time Options(3)	5/11/2017	279,111	186,073		15.05	5/11/2027
EBITDA Options(3)	5/11/2017	181,420			15.05	5/11/2027
EBITDA Options(3)	5/11/2017	190,725		93,038	10.59	5/11/2027
Realization Event Options(3)	5/11/2017			265,819	10.59	5/11/2027

Anshul Thakral
2017 Plan Time Options(3)	5/11/2017	89,715	59,808		15.05	5/11/2027
EBITDA Options(3)	5/11/2017	58,313			15.05	5/11/2027
EBITDA Options(3)	5/11/2017	61,303		29,907	10.59	5/11/2027
Realization Event Options(3)	5/11/2017			132,909	10.59	5/11/2027
2017 Plan Time Options(5)	12/14/2018	5,143	7,710		19.45	12/14/2028
EBITDA Options(5)	12/14/2018	5,142		7,711	14.99	12/14/2028
Realization Event Options(5)	12/14/2018			25,707	14.99	12/14/2028
2017 Plan Time Options(6)	11/26/2019	4,609	18,432		21.70	11/26/2029
EBITDA Options(6)	11/26/2019	4,609		18,432	21.70	11/26/2029
Realization Event Options(6)	11/26/2019			23,041	21.70	11/26/2029

David Johnston
2017 Plan Time Options(3)	5/11/2017	99,684	66,453		15.05	5/11/2027
EBITDA Options(3)	5/11/2017	64,793			15.05	5/11/2027
EBITDA Options(3)	5/11/2017	68,115		33,228	10.59	5/11/2027

Realization Event Options(3)	5/11/2017			199,364	10.59	5/11/2027

PPD 2021 Proxy Statement	43

Executive Compensation

(1)

The detailed grant and vesting provisions of the 2017 Plan Options are discussed above in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Equity Awards Under the 2017 Plan.”

(2)

In connection with each of the May 2019 Dividend and the November 2019 Dividend, the exercise prices for then outstanding unvested Performance-Based Options were reduced by the per share May 2019 Dividend amount and the per share November 2019 Dividend amount, respectively. See “—2019 Cash Dividends.”

(3)

Represents 2017 Plan Options granted to Messrs. Simmons, Sharbaugh, Thakral and Johnston in connection with the recapitalization. The remaining two annual installments of 2017 Plan Time Options vest equally on May 11, 2021 and 2022, subject to each respective individual’s continued employment on each vesting date. A portion of the unvested 2017 Plan Time Options granted to Mr. Simmons vested as of immediately prior to the IPO such that 50% of the total number of 2017 Plan Time Options granted to Mr. Simmons were vested and exercisable as of immediately prior to the IPO. 100% of the EBITDA Options vesting installment vested on December 31, 2020, resulting in the catch-up vesting of 5% of the 2018 and 2019 EBITDA Options vesting installments. The remaining annual installment of EBITDA Options vests on December 31, 2021, subject to attainment of the predetermined EBITDA target for the 2021 fiscal year. The Liquidity Event Options granted to Mr. Simmons vest immediately prior to a Simmons Liquidity Event and the Realization Event Options granted to Messrs. Sharbaugh, Thakral and Johnston vest immediately prior to a Realization Event, each as described in more detail under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Equity Awards Under the 2017 Plan” above.

(4)

Represents 2017 Plan Options granted to Mr. Scully in connection with the commencement of his employment in May 2018. The remaining three annual installments of 2017 Plan Time Options vest equally on May 15, 2021, 2022 and 2023, subject to his continued employment on each vesting date. 100% of the EBITDA Options vesting installment vested on December 31, 2020, resulting in the catch-up vesting of 5% of the 2019 EBITDA Options vesting installment. The remaining three annual installments of EBITDA Options vest equally on December 31, 2021 and 2022, subject to attainment of the predetermined EBITDA target for the 2021 and 2022 fiscal years. The Realization Event Options vest immediately prior to a Realization Event, as described in more detail under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Equity Awards Under the 2017 Plan” above.

(5)

Represents 2017 Plan Options granted to Mr. Thakral in connection with his promotion to Executive Vice President, Global Head of PPD Biotech, effective January 2019. The three remaining annual installments of 2017 Plan Time Options vest equally on December 14, 2021, 2022 and 2023, subject to his continued employment on each vesting date. 100% of the EBITDA Options vesting installment vested on December 31, 2020, resulting in the catch-up vesting of 5% of the 2019 EBITDA Options vesting installment. The remaining three annual installments of EBITDA Options vest equally on December 31, 2021, 2022 and 2023, subject to our attainment of the predetermined EBITDA target for the 2021, 2022 and 2023 fiscal years. The Realization Event Options vest immediately prior to a Realization Event, as described in more detail under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Equity Awards Under the 2017 Plan” above.

(6)

Represents 2017 Plan Options granted to Mr. Thakral in connection with his promotion to Executive Vice President, Chief Commercial Officer, effective November 2019. The remaining four annual installments of 2017 Plan Time Options vest equally on November 26, 2021, 2022, 2023 and 2024, subject to his continued employment on each vesting date. 100% of the EBITDA Options vesting installment vested on December 31, 2020. The remaining four annual installments of EBITDA Options vest equally on December 31, 2021, 2022, 2023 and 2024, subject to our attainment of the predetermined EBITDA target for the 2021, 2022, 2023 and 2024 fiscal years. The Realization Event Options vest immediately prior to a Realization Event, as described in more detail under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Equity Awards Under the 2017 Plan” above.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2020

The following table includes information regarding the amounts received by our Named Executive Officers upon exercise of options during 2020.

2020 OPTION EXERCISES TABLE

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)

David Simmons	260,000	2,999,750

Christopher Scully	—	—

William Sharbaugh	—	—

Anshul Thakral	—	—

David Johnston	—	—

(1)

For the exercise of 180,000 options by Mr. Simmons on January 17, 2020, prior to our IPO, represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the excess of the per share fair market value of our common stock on the date of exercise, as determined by the most current valuation of our common stock prior to such exercise, over the exercise price of the options. For the remaining option exercises by Mr. Simmons, represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the difference between the closing market price of our common stock on the exercise date and the exercise price of the options.

44

Executive Compensation

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

We do not offer any pension or nonqualified deferred compensation plans to our Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

SEVERANCE BENEFITS UPON TERMINATION

David Simmons

Pursuant to the terms of the Simmons Employment Agreement, upon our termination of Mr. Simmons’ employment without cause (as defined in the Simmons Employment Agreement) (which includes our non-extension of the term) or by Mr. Simmons for good reason, or due to his death or disability (each as defined in the Simmons Employment Agreement), subject to his timely execution, and non-revocation, of a general release of claims in our favor (except in the event of his death) and continued compliance with the restrictive covenants described above and in his proprietary information and inventions agreement, Mr. Simmons would be entitled to receive: (i) an amount in cash equal to the sum of (x) 2.0 times his annual base salary (as defined in his employment agreement) and (y) 1.5 times his annual target bonus (as defined in his employment agreement), payable in regular installments over a 24-month period in accordance with our regular payroll practices, and (ii) monthly payments for up to a 24-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for Mr. Simmons and his dependents. If such a termination occurs within two years following a change in control (as defined in the Simmons Employment Agreement), subject to Mr. Simmons’ timely execution, and non-revocation, of a general release of claims against the Company and continued compliance with the restrictive covenants described above and in his proprietary information and inventions agreement, with regard to the cash payments made pursuant to (i) above, he would be entitled to receive a lump-sum payment, instead of installment payments, payable within 60 days of his termination of employment; provided that if such termination results from Mr. Simmons’ resignation due to him not becoming the Chief Executive Officer of the ultimate parent of any successor entity or division operating our business following the change in control, the lump-sum payment would be equal to the sum of (x) 1.0 times his annual base salary and (y) 1.0 times his annual target bonus. In the event of a transaction which would subject any payments, awards, benefits or distributions for the benefit of Mr. Simmons to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred with respect to such excise tax by Mr. Simmons (such excise tax, together with any such interest and penalties, the “Excise Tax”), then Mr. Simmons will be entitled to receive a one-time reimbursement equal to the amount of the Excise Tax.

Other Named Executive Officers

Pursuant to the terms of the Named Executive Officer Employment Agreements, upon our termination of the applicable Named Executive Officer’s employment without cause (as defined in the applicable Named Executive Officer Employment Agreement) (which includes our non-extension of the term) or by the applicable Named Executive Officer for good reason (as defined in the applicable Named Executive Officer Employment Agreement), subject to his timely execution, and non-revocation, of a general release of claims in our favor and continued compliance with the restrictive covenants described above and in his proprietary information and inventions agreement, (A) each of Messrs. Scully, Sharbaugh and Thakral would be entitled to receive: (i) an amount in cash equal to (x) 1.5 times his annual base salary (as defined in the applicable employment agreement), payable in regular installments over an 18-month period in accordance with our regular payroll practices, and (y) a prorated portion of his annual target bonus (as defined in the applicable employment agreement) for the year in which termination occurs, payable in a lump sum within 30 days of his termination of employment, and (ii) monthly payments for up to an 18-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for the applicable Named Executive Officer and his dependents and (B) Dr. Johnston would be entitled to receive: (i) an amount in cash equal to (x) 1.0 times his annual base salary (as defined in his employment agreement), payable in regular installments over a 12-month period in accordance with our regular payroll practices, and (y) a prorated portion of his annual target bonus (as defined in his employment agreement) for the year in which termination occurs, payable in a lump sum within 30 days of his termination of employment, and (ii) monthly payments for up to a 12-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for Dr. Johnston and his dependents.

PPD 2021 Proxy Statement	45

Executive Compensation

Assuming a termination of employment effective as of December 31, 2020 (i) by the Company without cause (including non-extension of the term), (ii) by the Named Executive Officer for good reason or (iii) due to the Named Executive Officer’s death or disability, each of the specified Named Executive Officers in the table below would have received the following severance payments and benefits:

Name	Payment Type	Termination Without Cause (Including Non-Extension of Term) ($)	Termination for Good Reason ($)	Termination due to Death or Disability ($)
David Simmons	Cash Severance(1)	5,483,520	5,483,520	5,483,520
	Benefit Continuation(2)	27,121	27,121	27,121
	Total	5,510,641	5,510,641	5,510,641
Christopher Scully	Cash Severance(3)	1,113,750	1,113,750	—
	Benefit Continuation(2)	13,850	13,850	—
	Total	1,127,600	1,127,600	—
William Sharbaugh	Cash Severance(3)	1,263,276	1,263,276	—
	Benefit Continuation(2)	20,939	20,939	—
	Total	1,284,215	1,284,215	—
Anshul Thakral	Cash Severance(3)	1,012,500	1,012,500	—
	Benefit Continuation(2)	49,629	49,629	—
	Total	1,062,129	1,062,129	—
David Johnston	Cash Severance(4)	618,000	618,000	—
	Benefit Continuation(2)	13,959	13,959	—
	Total	631,959	631,959	—

(1)

Amount represents the sum of (i) 2.0 times annual base salary and (ii) 1.5 times the annual target bonus for 2020; however, if the resignation for good reason resulted from Mr. Simmons not becoming the Chief Executive Officer of the ultimate parent of any successor entity or division operating our business following a change in control, the amount would be equal to the sum of (i) 1.0 times annual base salary and (ii) 1.0 times the annual target bonus for 2020, or $3,133,440.

(2)

Amounts represent monthly payments equal to the COBRA premiums required for continuation of group medical, dental and vision benefits for the Named Executive Officer and the Named Executive Officer’s dependents for up to 24 months for Mr. Simmons, 18 months for each of Messrs. Scully, Sharbaugh, and Thakral, and 12 months for Dr. Johnston.

(3)	Amount represents the sum of (i) 1.5 times annual base salary and (ii) 1.0 times the annual target bonus for 2020.
(4)	Amount represents the sum of (i) 1.0 times annual base salary and (ii) 1.0 times the annual target bonus for 2020.

ACCELERATED VESTING OF EQUITY AWARDS

David Simmons

Pursuant to Mr. Simmons’ 2017 Plan Stock Option Agreements, his options are subject to vesting acceleration in the following circumstances:

Mr. Simmons — Qualifying Termination

2017 Plan Time Options. Vesting of Mr. Simmons’ 2017 Plan Time Options is partially accelerated upon his termination by the Company without cause, by him for good reason, or due to his death or disability, subject to his timely execution, and non-revocation, of a general release of claims in favor of the Company (except in the event of Mr. Simmons’ death). Upon such termination, a prorated portion of the next installment of 2017 Plan Time Options scheduled to vest following such termination will vest and become exercisable based on the number of days Mr. Simmons was employed from the date on which the last annual installment of 2017 Plan Time Options vested to the termination date. In addition, if we determine that we attained the applicable EBITDA target for the EBITDA Options for the year of such termination, then, to the extent vesting of his 2017 Plan Time Options has not already been accelerated, Mr. Simmons’ unvested 2017 Plan Time Options that would have become vested had he remained employed through the first anniversary of such termination will vest and become exercisable.

EBITDA Options. With respect to Mr. Simmons’ termination by the Company without cause, or by him for good reason, subject to his timely execution, and non-revocation, of a general release of claims in favor of the Company, a prorated portion of the next installment of EBITDA Options scheduled to vest following such termination (including pursuant to any catch-up provision) will

46

Executive Compensation

vest based on the number of days Mr. Simmons was employed during the applicable year, provided and to the extent that our Compensation Committee determines that the predetermined EBITDA target for the year of such termination has been achieved. Except in the event of a termination for cause, if Mr. Simmons’s employment is terminated following the end of a fiscal year, but prior to the date that our Compensation Committee has determined achievement with respect to the applicable EBITDA target for such fiscal year, Mr. Simmons’ EBITDA Options will remain eligible to vest and become exercisable on the date such determination is made to the extent our Compensation Committee has determined that the EBITDA target for such fiscal year has been achieved.

Liquidity Event Options. Upon Mr. Simmons’ termination by the Company without cause, or by him for good reason, a pro-rata portion of the Liquidity Event Options held by Mr. Simmons, based on the number of days Mr. Simmons was employed during the five-year period following the date of grant of the Options, will remain eligible to vest following such termination.

Mr. Simmons — Initial Public Offering

Pursuant to Mr. Simmons’ 2017 Plan Stock Option Agreement, in fiscal year 2020, a portion of his unvested 2017 Plan Time Options vested and became exercisable immediately prior to the IPO such that 50.0% of his 2017 Plan Time Options were vested and exercisable as of immediately prior to the IPO. No other options vested solely in connection with the occurrence of the IPO.

Mr. Simmons — Performance Liquidity Event

Under Mr. Simmons’ 2017 Plan Stock Option Agreement, the EBITDA Options held by Mr. Simmons vest and become exercisable immediately prior to our Sponsors’ receipt of proceeds (i) of at least 2.0 times their investment in our common stock and (ii) that result in an annual, compounded pre-tax internal rate of return of at least 17.5% on their investment ((i) and (ii), with respect to Mr. Simmons (a “Performance Liquidity Event”)). No other options are subject to accelerated vesting in connection with the occurrence of a Performance Liquidity Event.

Mr. Simmons — Change of Control Transaction

Under Mr. Simmons’ 2017 Plan Stock Option Agreement, a Change of Control Transaction generally would occur if any person acquires at least 50% of our voting securities in a transaction or a series of related transactions, or we sold substantially all of our assets (other than to our Sponsors). A Change of Control Transaction could include a Performance Liquidity Event or a Simmons Liquidity Event, each of which is described above.

2017 Plan Time Options. Subject to Mr. Simmons remaining employed with the Company through such date, upon a Change of Control Transaction, all then-unvested 2017 Plan Time Options will vest and become exercisable immediately prior to such transaction.

EBITDA Options. There is no accelerated vesting of EBITDA Options in connection with a Change of Control Transaction (except if such Change of Control Transaction constitutes a Performance Liquidity Event).

Liquidity Event Options. In the event that the Liquidity Event Options have not otherwise vested, in the event of a Change of Control Transaction on or prior to the fifth anniversary of the date of grant, if our Compensation Committee determines that both (i) the total enterprise value of the Company is greater than 14 times the EBITDA of the Company for the 12 months ending on the last day of the most recently completed calendar quarter of the Company prior to execution of the definitive agreement providing for such Change of Control Transaction and (ii) certain EBITDA thresholds were met in the most recently completed fiscal year prior to the fiscal year in which the Change of Control Transaction is completed, then 100% of Liquidity Event Options will vest.

In addition, in the event of Mr. Simmons’ termination of employment by the Company without cause, or by him for good reason, and either (i) a Change of Control Transaction or a transaction which would result in a Performance Liquidity Event or a Simmons Liquidity Event (a) with respect to which definitive transaction documents are executed prior to or within three months after the date of such termination of employment and (b) that is consummated within 12 months after the date of such termination of employment or (ii) an extraordinary dividend or distribution, regardless of whether any definitive transaction documents are executed, which would result in a Performance Liquidity Event or a Simmons Liquidity Event that occurs prior to or within three months after the date of such termination of employment, any portion of the Options that would otherwise have vested and become exercisable as a result of such event in (i) or (ii) above had he remained employed through the date of such event will vest and become exercisable as of such date, subject to his timely execution, and non-revocation, of a general release of claims in favor of the Company.

PPD 2021 Proxy Statement	47

Executive Compensation

Other Named Executive Officers

Pursuant to our other Named Executive Officers’ 2017 Plan Stock Option Agreements, their 2017 Plan Options are subject to vesting acceleration in the following circumstances:

Other Named Executive Officers — Qualifying Termination

2017 Plan Time Options. Vesting of each of the other Named Executive Officer’s 2017 Plan Time Options is partially accelerated upon the Named Executive Officer’s termination by the Company without cause, or by the Named Executive Officer for good reason, subject to the Named Executive Officer’s timely execution, and non-revocation, of a general release of claims in favor of the Company. Upon such termination, a prorated portion of the next installment of 2017 Plan Time Options scheduled to vest following such termination will vest and become exercisable as of the date such release of claims becomes effective and non-revocable based on the number of days the Named Executive Officer was employed from the date on which the last annual installment of 2017 Plan Time Options vested to the termination date.

EBITDA Options. With respect to each other Named Executive Officer, upon the Named Executive Officer’s termination by the Company without cause, or by the Named Executive Officer for good reason, subject to the Named Executive Officer’s timely execution, and non-revocation, of a general release of claims in favor of the Company, a pro-rated portion of the next installment of EBITDA Options scheduled to vest following such termination will vest based on the number of days the Named Executive Officer was employed during the applicable year, provided and to the extent that our Compensation Committee determines that the predetermined EBITDA target for the year of such termination has been achieved. In the event of a termination of the Named Executive Officer’s employment without cause or by the Named Executive Officer for good reason, in each case, following the end of a fiscal year, but prior to the date that our Compensation Committee has determined achievement with respect to the applicable EBITDA target for such fiscal year, subject to the Named Executive Officer’s timely execution, and non-revocation, of a general release of claims in favor of the Company, the annual installment for such fiscal year will remain eligible to vest and become exercisable on the date such determination is made to the extent our Compensation Committee has determined that the EBITDA target for such fiscal year has been achieved.

Realization Event Options. There is no accelerated vesting of Realization Event Options in connection with qualifying terminations of employment.

Other Named Executive Officers — Significant Sale

Under each other Named Executive Officer’s 2017 Plan Stock Option Agreement, a Significant Sale generally would occur if our Sponsors sold more than 50% of their equity investment in the Company. A Significant Sale could include a Change of Control Transaction, a Liquidity Event, a Qualifying Sale (in each case, as described below) and/or a Realization Event. Upon the occurrence of a Significant Sale, if the total percentage of the Named Executive Officer’s vested 2017 Plan Time Options is less than the percentage of our Sponsors’ investment sold in connection with the Significant Sale, then a portion of the Named Executive Officer’s unvested 2017 Plan Time Options will vest and become exercisable immediately prior to the Significant Sale such that the total percentage of the Named Executive Officer’s vested 2017 Plan Time Options is equal to the percentage of our Sponsors’ investment sold in connection with such Significant Sale. No other Options are subject to accelerated vesting in connection with the occurrence of a Significant Sale (except with respect to a Qualifying Sale, Liquidity Event, Realization Event or a Change of Control Transaction).

Other Named Executive Officers — Qualifying Sale

Under each other Named Executive Officer’s 2017 Plan Stock Option Agreement, a Qualifying Sale generally would occur if our Sponsors sold more than 50% of their equity investment in the Company (i.e., a Significant Sale occurs) and, prior to or in connection with such sale, our Sponsors received proceeds (i) of at least 2.0 times their investment in our common stock and (ii) an annual, compounded pre-tax internal rate of return of at least 17.5% on their investment. A Qualifying Sale could include a Change of Control Transaction, a Liquidity Event or a Realization Event. Upon the occurrence of a Qualifying Sale, if the total percentage of the Named Executive Officer’s vested EBITDA Options is less than the percentage of our Sponsors’ investment sold in connection with the Qualifying Sale, then a portion of the Named Executive Officer’s unvested EBITDA Options will vest and become exercisable immediately prior to the Qualifying Sale such that the total percentage of the Named Executive Officer’s vested EBITDA Options is equal to the percentage of our Sponsors’ investment sold in connection with the Qualifying Sale. No other Options are subject to accelerated vesting in connection with the occurrence of a Qualifying Sale (except with respect to a Significant Sale, Liquidity Event, Realization Event or Change of Control Transaction).

48

Executive Compensation

Other Named Executive Officers — Liquidity Event

Under each other Named Executive Officer’s 2017 Plan Stock Option Agreement, subject to the applicable Named Executive Officer remaining employed with the Company through such date, upon (i) our Sponsors having sold more than 70% of their equity investment in the Company or (ii) a sale of substantially all of our assets (other than to our Sponsors or one of their affiliates) (a “Liquidity Event”), all then-unvested 2017 Plan Time Options will vest and become exercisable immediately prior to such event. No other Options are subject to accelerated vesting in connection with the occurrence of a Liquidity Event (except as set forth below with respect to the achievement of the Liquidity Hurdles).

Other Named Executive Officers — Liquidity Hurdle Achievement

Under each other Named Executive Officer’s 2017 Plan Stock Option Agreement, the EBITDA Options held by our Named Executive Officers vest and become exercisable immediately prior to our Sponsors’ receipt of proceeds (i) of at least 2.0 times their investment in our common stock and (ii) that result in an annual, compounded pre-tax internal rate of return of at least 17.5% on their investment ((i) and (ii), the “Liquidity Hurdles”); provided, that such proceeds are received by our Sponsors in connection with a Liquidity Event. No other Options are subject to accelerated vesting in connection with the achievement of the Liquidity Hurdles in connection with a Liquidity Event.

Other Named Executive Officers — Change of Control Transaction

Under the 2017 Plan Stock Option Agreement, a Change of Control Transaction generally would occur if any person acquires at least 50% of our voting securities in a transaction or a series of relate transactions, or we sold substantially all of our assets (other than to our Sponsors). A Change of Control Transaction could include a Significant Sale, Qualifying Sale, Liquidity Event or Realization Event, each of which are described above.

2017 Plan Time Options. Under each other Named Executive Officer’s option agreement, in the event of the Named Executive Officer’s termination by the Company without cause, by the Named Executive Officer for good reason or due to the Named Executive Officer’s death or disability, subject to the Named Executive Officer’s timely execution, and non-revocation, of a general release of claims in favor of the Company (except in the event of the Named Executive Officer’s death), in each case, on or following the occurrence of a Change of Control Transaction, all then-unvested 2017 Plan Time Options shall vest and become exercisable as of the date such release of claims becomes effective and non-revocable.

EBITDA Options. There is no accelerated vesting of EBITDA Options in connection with a Change of Control Transaction (except if such Change of Control Transaction constitutes a Qualifying Sale or a Liquidity Event in which the Liquidity Hurdles are achieved).

Realization Event Options. In the event that the Realization Event Options have not otherwise vested, in the event of a Change of Control Transaction on or prior to the fifth anniversary of the date of grant, if our Compensation Committee determines that both (i) the total enterprise value of the Company is greater than 14 times the EBITDA of the Company for the 12 months ending on the last day of the most recently completed calendar quarter of the Company prior to execution of the definitive agreement providing for such Change of Control Transaction and (ii) certain EBITDA thresholds were met in the most recently completed fiscal year prior to the fiscal year in which the Change of Control Transaction is completed, then, except with respect to the Realization Event Options granted to Mr. Thakral in 2019, 100% of Realization Event Options will vest.

In addition, in the event of each other Named Executive Officer’s termination of employment by the Company without cause, or by such Named Executive Officer for good reason, and a Realization Event or Liquidity Event that either (i) is consummated within three months after the date of such termination of employment or (ii) if definitive transaction documents are executed within three months after the date of such termination of employment, is consummated within 12 months after the date of such termination of employment, any portion of the Options that would otherwise have vested and become exercisable as a result of such event in (i) or (ii) above had he remained employed through the date of such event will vest and become exercisable as of such date, subject to the Named Executive Officer’s timely execution, and non-revocation, of a general release of claims in favor of the Company.

PPD 2021 Proxy Statement	49

Executive Compensation

Assuming a hypothetical vesting acceleration event occurred on December 31, 2020, the following table sets forth the amounts the Named Executive Officers would have received from such accelerated vesting. Furthermore, the amounts shown in the table do not include amounts that may have been payable to a Named Executive Officer upon the sale or purchase of his vested equity pursuant to the exercise of put or call rights.

Name	Equity Award(1)	Qualifying Termination ($)(2)	Significant Sale ($)(3)	Qualifying Sale ($)(4)	Liquidity Event ($)(5)	Performance Liquidity Event / Liquidity Hurdle Achievement ($)(6)	Change of Control Transaction/ Termination Following a Change of Control Transaction ($)(7)

David Simmons	Time Options	4,736,971	—	—	—	—	14,777,693

	EBITDA Options	10,018,695	—	—	—	—	—

	Liquidity Event Options	—	—	—	—	—	—

	Total	14,755,666	—	—	—	—	14,777,693

Christopher Scully	Time Options	760,375	663,656	—	3,619,973	—	3,619,973

	EBITDA Options	1,643,726	—	—	—	—	—

	Realization Event Options	—	—	—	—	—	—

	Total	2,404,101	663,656	—	3,619,973	—	3,619,973

William Sharbaugh	Time Options	1,143,407	—	—	3,567,019	—	3,567,019

	EBITDA Options	2,418,318	—	—	—	—	—

	Realization Event Options	—	—	—	—	—	—

	Total	3,561,725	—	—	3,567,019	—	3,567,019

Anshul Thakral	Time Options	374,815	110,287	—	1,491,179	—	1,491,179

	EBITDA Options	886,892	—	—	—	—	—

	Realization Event Options	—	—	—	—	—	—

	Total	1,261,707	110,287	—	1,491,179	—	1,491,179

David Johnston	Time Options	408,341	—	—	1,273,904	—	1,273,904

	EBITDA Options	863,677	—	—	—	—	—

	Realization Event Options	—	—	—	—	—	—

	Total	1,272,018	—	—	1,273,904	—	1,273,904

(1)

Amounts reported are based on a price per share of our common stock of $34.22, which was the closing market price of our common stock on December 31, 2020. For additional details regarding the treatment of the 2017 Plan Options under each of the termination events in this table, see “—Accelerated Vesting of Equity Awards” above.

(2)

Amounts reported reflect partial accelerated vesting of 2017 Plan Time Options held by each Named Executive Officer in connection with certain qualifying terminations of employment. The next installment of EBITDA Options scheduled to vest following certain qualifying terminations of employment will remain eligible to vest and become exercisable provided and to the extent that the Compensation Committee determines that the predetermined EBITDA target has been achieved, subject to the execution of a general release of claims in favor of the Company by the Named Executive Officer. Amounts reported reflect the 2020 vesting installment vesting at 100% based on actual performance.

(3)

Assumes that a Significant Sale occurs in which the Sponsors sell 51.0% of their equity investment in the Company. With respect to the Named Executive Officers other than Mr. Simmons, the amounts reported reflect partial accelerated vesting of 2017 Plan Time Options immediately prior to the Significant Sale such that the total percentage of the Named Executive Officer’s vested 2017 Plan Time Options is equal to 51% (the percentage of the Sponsors’ assumed investment sold in connection with such Significant Sale). The total percentage of Mr. Sharbaugh’s vested 2017 Plan Time Options already exceeds 51%, such that no partial accelerated vesting of his 2017 Plan Time Options immediately prior to a Significant Sale would occur.

(4)

Upon a Qualifying Sale, if the total percentage of the vested EBITDA Options held by each of our Named Executive Officers other than Mr. Simmons is less than the percentage of our Sponsors’ investment sold in connection with the Qualifying Sale, then a portion of the Named Executive Officer’s unvested EBITDA Options will vest and become exercisable immediately prior to the Qualifying Sale such that the total percentage of the Named Executive Officer’s vested EBITDA Options is equal to the percentage of our Sponsors’ investment sold in connection with the Qualifying Sale. Amounts reported assume that a Significant Sale occurs but such Significant Sale would not have constituted a Qualifying Sale and therefore there would have been no accelerated vesting of EBITDA Options.

50

Executive Compensation

(5)	Amounts reported reflect full accelerated vesting of 2017 Plan Time Options for each of the Named Executive Officers other than Mr. Simmons in connection with a Liquidity Event.
(6)

Vesting of EBITDA Options fully accelerates for Mr. Simmons in the event of a Performance Liquidity Event and, for each of the other Named Executive Officers, in the event that the Liquidity Hurdles are achieved in connection with a Liquidity Event. Amounts reported for Mr. Simmons assume that a Performance Liquidity Event would not have occurred and, for each of the Named Executive Officers other than Mr. Simmons, that the Liquidity Hurdles would not have been achieved in connection with a Liquidity Event and therefore there would have been no accelerated vesting of EBITDA Options.

(7)

Amounts reported reflect full accelerated vesting of 2017 Plan Time Options for Mr. Simmons in connection with a Change of Control Transaction and, for each of the Named Executive Officers other than Mr. Simmons, in the event of a termination by the Company without cause, by the Named Executive Officer for good reason or due to the Named Executive Officer’s death or disability following a Change of Control Transaction. In addition, in the event that Mr. Simmons’ Liquidity Event Options and the other Named Executive Officers’ Realization Event Options (other than the Realization Event Options granted to Mr. Thakral in 2019) have not otherwise vested either prior to or in connection with a Change of Control Transaction, such options would fully vest in connection with a Change of Control Transaction if the enterprise value of the Company exceeds the required multiple of 2020 EBITDA and certain EBITDA thresholds were met in 2019. Amounts reported assume that the Liquidity Event Options and Realization Options do not vest in connection with a Change of Control Transaction.

DIRECTOR COMPENSATION

Under our Corporate Governance Guidelines, the compensation of independent directors is determined by the Board upon recommendation of the Compensation Committee. In connection with the IPO and with assistance from the Consultant, we analyzed competitive market data relating to director compensation programs, including cash retainers, equity awards, board and committee meeting fees, committee chair and member retainers, pay mix and stock ownership guidelines from the Peer Group. As a result of this analysis, in connection with the IPO, our Board approved a new Non-Employee Director compensation program.

Pursuant to the Company’s Non-Employee Director compensation program, we pay annual compensation to each member of our Board who is not either (i) an employee of the Company or any parent or subsidiary of the Company or (ii) an employee of our Sponsors or their respective affiliates (excluding portfolio companies) (each, a “Non-Employee Director”). We do not pay any compensation to a director who is not a Non-Employee Director.

Maria Teresa Hilado, Colin Hill and Jeffrey Kindler were our Non-Employee Directors in 2020.

Under the new program, in fiscal year 2020 each Non-Employee Director received an annual retainer of $200,000, consisting of an annual cash retainer of $100,000 and an annual restricted stock unit award with respect to a number of shares of our common stock having an aggregate grant date fair market value of $100,000. Subject to the Non-Employee Director’s continued service to the Company on the applicable vesting date, the restricted stock unit award vests on the earlier of the first anniversary of the date of grant and the first regularly scheduled annual meeting of stockholders following the date of grant.

As part of this program, the chairpersons and members of the following committees also receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below. We reimburse all directors for travel and other expenses directly related to director activities and responsibilities.

Committee	Committee Member Retainer	Committee Chair Retainer

Audit Committee	$10,000	$25,000

Compensation Committee	7,500	20,000

Nominating and Corporate Governance Committee	5,000	15,000

None of our directors receive separate compensation for attending meetings of our Board or any committees thereof.

In connection with the IPO, we also adopted stock ownership guidelines for our Non-Employee Directors in order to better align our eligible directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our shares.

PPD 2021 Proxy Statement	51

Executive Compensation

The following table summarizes the compensation paid to or earned by our Non-Employee Directors in 2020.

2020 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)

Maria Teresa Hilado	132,500	100,000	232,500

Colin Hill	105,000	100,000	205,000

Jeffrey Kindler	117,500	100,000	217,500

(1)

As discussed above, we pay annual compensation to each member of our Board who is not either (i) an employee of the Company or any parent or subsidiary of the Company or (ii) an employee of our Sponsors or their respective affiliates (excluding portfolio companies). We do not pay any compensation to a director who is not a Non-Employee Director. Maria Teresa Hilado, Colin Hill and Jeffrey Kindler were our Non-Employee Directors in 2020. Mr. Simmons receives compensation for his service as Chief Executive Officer, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” above.

(2)

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see Note 3 to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As of December 31, 2020, the aggregate number of outstanding unvested restricted stock units held by each Non-Employee Director was 3,728 and the aggregated number of outstanding unvested restricted shares held by each Non-Employee director was 501.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Compensation decisions are made by our Compensation Committee. None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.

52

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

In connection with our IPO, our Board adopted, and our stockholders approved, the 2020 Plan, pursuant to which we may grant awards of (i) incentive and nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) other equity-based award or cash-based incentive awards. Outstanding awards under the 2017 Plan continue to be governed by the terms of such plan and the applicable award agreement. Following our IPO, our Board determined that no new awards will be granted under the 2017 Plan.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2020. All numbers in the following table are presented after giving effect to the 1.8-for-1 stock split of our common stock that was effected on January 15, 2020.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan category	(a)	(b)	(c)

Equity compensation plan approved by security holders(1)	18,597,979(2)(3)	14.37(4)	37,733,096(3)(5)

Equity compensation plans not approved by security holders(6)	—	—	—

Total	18,597,979	14.37	37,733,096

(1)

The amounts shown in this row include securities issuable under the 2020 Plan and upon settlement of outstanding awards under the 2017 Plan. The number of shares available for awards under the 2020 Plan (the “Plan Share Reserve”) is automatically increased on the first day of each fiscal year following fiscal year 2020 by a number of shares of common stock equal to the lesser of (i) the positive difference, if any, between (A) 10% of the outstanding common stock of the Company (on a fully diluted basis) on the last day of the immediately preceding fiscal year, and (B) the Plan Share Reserve on the last day of the immediately preceding fiscal year, and (ii) a lower number of shares of common stock as may be determined by the Board.

(2)

Includes an aggregate of 718,179 shares of common stock issuable in settlement of outstanding awards of restricted stock units, 257,116 shares of common stock issuable in settlement of outstanding awards of Performance Stock Units and 17,622,684 shares of common stock issuable upon exercise of outstanding stock options. Excludes an aggregate of 1,503 shares of common stock subject to outstanding awards of restricted stock.

(3)

The number of shares to be issued in respect of outstanding EBITDA Options and Performance Stock Units assumes the that the maximum level of performance applicable to the EBITDA Options and Performance Stock Units will be achieved.

(4)	Weighted average exercise price of outstanding options; excludes restricted stock units and Performance Stock Units.
(5)

Includes 37,733,096 securities available for future issuance under the 2020 Plan, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, restricted stock, performance-based awards and other equity-based awards. Following our IPO, our Board determined that no new awards will be granted under the 2017 Plan.

(6)	We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

PPD 2021 Proxy Statement	53

Related Party Transactions

RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2020, we have engaged in certain transactions with our directors, executive officers and holders of more than 5% of our voting securities and their affiliates, which we collectively refer to as “related persons.”

TRANSACTIONS WITH THE MAJORITY SPONSORS

During part of fiscal year 2020, we were party to consulting services agreements with affiliates of each of Hellman & Friedman and Carlyle pursuant to which we paid such Majority Sponsor affiliates a fee for advisory, consulting and other services provided to us and our subsidiaries. Pursuant to the agreements, subject to certain conditions, we were required to pay an annual sponsor management fee to such Majority Sponsor affiliates of 0.5% of the preceding year’s EBITDA (as calculated according to agreements), calculated annually and payable on a quarterly basis. We also reimbursed such Majority Sponsor affiliates’ reasonable out-of-pocket expenses incurred in connection with services provided pursuant to the consulting services agreements. Additionally, we agreed to indemnify such Majority Sponsor affiliates against all actions, causes of action, suits, claims, liabilities, losses, damages, costs and expenses incurred by such Majority Sponsor affiliates in connection with the services provided by such Majority Sponsor affiliates to us pursuant to the consulting services agreements. During fiscal year 2020, we incurred $0.4 million for out-of-pocket expenses and services rendered under the consulting services agreements. The consulting services agreements terminated pursuant to their terms upon completion of our IPO on February 10, 2020.

On August 18, 2015, Jaguar Holding Company II and Pharmaceutical Product Development, LLC entered into the senior secured credit facilities (the “2015 Credit Agreement”) that, as amended, provided for a $3.1 billion senior secured term loan (the “2015 Term Loan”). Borrowings under the 2015 Term Loan bore interest at a variable rate, at the Company’s option, of either (i) a Eurocurrency rate based on LIBOR for a specific interest period plus an applicable margin, subject to a Eurocurrency rate floor of 1.00%, or (ii) an alternate base rate plus an applicable margin, subject to a base rate floor of 2.00%. The margins for the 2015 Term Loan were fixed at 2.50% per annum for Eurocurrency rate loans and 1.50% per annum for base rate loans. During fiscal year 2020, the interest rate on the 2015 Term Loan was based on the Eurocurrency loan rate. During fiscal year 2020, we paid $115.1 million of interest and $32.4 million of principal for the 2015 Term Loan. The largest amount of principal outstanding during fiscal year 2020 was $3.1 billion. During fiscal year 2020, we paid $1.6 million of interest and $0.4 million of principal to affiliates of Carlyle, one of our Majority Sponsors, for the 2015 Term Loan.

On January 13, 2021, the Company and PPD Development, L.P. entered into new senior secured credit facilities (the “New Credit Agreement”) that provided for a $3.1 billion senior secured term loan (the “New Term Loan”). Borrowings under the New Term Loan bear interest at a variable rate, at the Company’s option, of either (i) a Eurocurrency rate based on LIBOR for a specific interest period plus an applicable margin, subject to a Eurocurrency rate floor of 0.50%, or (ii) an alternate base rate plus an applicable margin, subject to a base rate floor of 1.50%. The margins for the New Term Loan are fixed at 2.25% per annum for Eurocurrency rate loans and 1.25% per annum for base rate loans. The interest rate on the New Term Loan is currently based on the Eurocurrency loan rate. As of February 19, 2021, the amount of the New Term Loan outstanding was $3,050.0 million. Affiliates of Carlyle, one of the Majority Sponsors, had funded commitments in the New Term Loan totaling $88.1 million as of February 19, 2021.

RECAPITALIZATION AND RELATED TRANSACTIONS

In May 2017, the Company and the Majority Sponsors completed a recapitalization (the “Recapitalization”) of Jaguar Holding Company I (“Jaguar I”), the then indirect parent of Pharmaceutical Product Development, LLC and now indirect wholly owned subsidiary of the Company. The Recapitalization was effected through two mergers that resulted in Jaguar I becoming an indirect wholly owned subsidiary of the Company. Prior to the Recapitalization, Jaguar I was majority owned and jointly controlled by the Majority Sponsors. Subsequent to the Recapitalization, the Company, and indirectly, Jaguar I, continue to be majority owned and jointly controlled by the Majority Sponsors, through different affiliated investment funds, by rolling over existing equity and investing new equity of the Majority Sponsors into the Company, in connection with the Recapitalization. Additionally, GIC and ADIA both obtained direct minority ownership interests in the Company through the Recapitalization. Prior to the Recapitalization, the controlling Majority Sponsors owned approximately 99.4% of the Company, with the remainder owned by management and the independent directors. Subsequent to the Recapitalization, the controlling Majority Sponsors owned approximately 80.6% of the Company, GIC and ADIA owned approximately 18.3% of the Company, and the remainder was owned by management and the independent directors.

54

Related Party Transactions

As part of the consideration issued in connection with the Recapitalization, the owners of PPD common stock and holders of PPD options after the first merger and prior to the second merger (collectively, the “Pre-Closing Holders”) each became entitled to receive a portion of future cash distributions, if any, to be received by the Company from its investments held at the time of the Recapitalization (the “Investment Portfolio”), net of taxes and other expenses of the Company deemed attributable to the Investment Portfolio and capital contributions made by the Company in respect of the Investment Portfolio after the Recapitalization (the “Recapitalization Investment Portfolio Liability”). Payments in respect of the Recapitalization Investment Portfolio Liability may be deferred if such payments would violate any covenant under the Company’s debt facilities or limit the ability of the Company to pay interest in cash under our debt facilities.

The Pre-Closing Holders include the Majority Sponsors and directors and executive officers of the Company (the “Related Pre-Closing Holders”). During the year ended December 31, 2020, the Company paid $20.5 million to the Pre-Closing Holders in distributions related to the Recapitalization Investment Portfolio Liability and $19.3 million to the Related Pre-Closing Holders in distributions related to the Recapitalization Investment Portfolio Liability. In January 2021, the Company paid $12.8 million to the Pre-Closing Holders in distributions related to the Recapitalization Investment Portfolio Liability and $12.1 million to the Related Pre-Closing Holders in distributions related to the Recapitalization Investment Portfolio Liability.

STOCKHOLDERS AGREEMENT AND RELATED TRANSACTIONS

We are parties to the Stockholders Agreement with the Sponsors and members of management.

Nomination of Directors

For information regarding the provisions in the Stockholders Agreement regarding the nomination of directors to our Board, please see “Proposal One: Election of Directors.” In addition, pursuant to our Stockholders Agreement, the Majority Sponsors have certain rights to designate directors to the committees of our Board.

Registration Rights

Pursuant to the Stockholders Agreement, Hellman & Friedman, Carlyle, ADIA and GIC have certain rights to have their securities registered by the Company under the Securities Act. Hellman & Friedman and Carlyle are entitled to an unlimited number of “demand” registrations and ADIA and GIC are each entitled to one “demand” registration, subject in each case to certain limitations. Each stockholder that holds registration rights is also entitled to customary “piggyback” registration rights. In addition, the Stockholders Agreement provides that the Company pay certain expenses of the stockholders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

In September 2020, the Company completed an underwritten secondary public offering of 43.7 million shares of common stock sold by the Sponsors and our director, Mr. Hill, including 5.7 million shares of common stock pursuant to the full exercise of the underwriters’ option to purchase additional shares that resulted in total aggregate proceeds of approximately $1.4 billion to the selling stockholders (the “Secondary Offering”). The Company did not offer any common stock in the Secondary Offering and did not receive any proceeds from the sale of the shares of common stock. Pursuant to the terms of the Stockholders Agreement, we paid approximately $1.9 million of fees and expenses incurred in connection with the Secondary Offering.

Transfer Restrictions and Tag-Along

Except as provided below, neither Hellman & Friedman nor Carlyle may transfer shares of the Company pursuant to Rule 144 or make an in-kind distribution without the prior written consent of the other party until the either (i) Hellman & Friedman or Carlyle is no longer entitled to nominate any directors or (ii) Hellman & Friedman or Carlyle own less than 10% of the Company’s outstanding shares.

Except for certain permitted transfers, prior to the first anniversary of the Company’s IPO, ADIA, GIC and the other stockholders party to the Stockholders Agreement (other than Hellman & Friedman and Carlyle) could not transfer any shares of the Company without the prior written consent of the Company’s Board.

Except for registrations (i) relating solely to employee benefit plans, (ii) pursuant to Form S-4 or S-8, (iii) pursuant to an exchange, (iv) relating solely to dividend reinvestment plans and (v) of convertible debt securities or preferred stock issued under Rule 144A/Reg S, all stockholders party to the Stockholders Agreement have customary piggyback rights in the event that another stockholder exercises its registration rights under the Stockholders Agreement.

In connection with the Secondary Offering in September 2020, the Board released the stockholders party to the Stockholders Agreement, other than the Sponsors and David Simmons, William Sharbaugh, Christopher Scully and their respective permitted

PPD 2021 Proxy Statement	55

Related Party Transactions

transferees (the “Released Persons”) from the transfer restrictions set forth in Article IV of the Stockholders Agreement with respect to shares owned by such stockholder (and related permitted transferees) and shares underlying vested options held by such stockholder (the “Restricted Shares”) as follows:

•

the executive officers were released from the transfer restrictions with respect to an amount of Restricted Shares equal to the aggregate amount of such Restricted Shares held by such executive officer (and related permitted transferees) multiplied by 16.1% (calculated by dividing the number of shares that the Sponsor selling the most shares in the Secondary Offering sold over the aggregate amount of shares held by such Sponsor immediately prior to the Secondary Offering); and

•	all other Released Persons were released from the transfer restrictions set forth in Article IV of the Stockholders Agreement in full and without limitation.

Put and Call Rights

Pursuant to the Stockholders Agreement, certain members of management have the right to require that the Company purchase all, or any portion of, the shares of the Company held by such member of management in the event of termination of employment by such member of management for good reason or by the Company without cause. In connection with any termination of a member of management for cause or breach of certain restrictive covenants, the Company has the option to repurchase such member of management’s applicable shares.

Reimbursement of Fees

Pursuant to the Stockholders Agreement, the Company has also agreed to pay directly or reimburse the Sponsors for actual and reasonable out-of-pocket costs and expenses incurred by the Sponsors in connection with the monitoring of their investments in the Company or in order to make legally required filings relating to the ownership of equity securities in the Company.

Indemnification

The Company has agreed to indemnify the Sponsors and certain of their representatives from any liabilities, losses, damages and costs and out-of-pocket expenses arising out of or relating to (i) fiduciary or similar duties to the Company resulting from such Sponsor’s ownership of securities of the Company or its control or ability to influence the Company (unless arising out of a breach of this Agreement by the Sponsor or its representatives or to the extent the ability to control the Company derives from such person’s capacity as an officer or director of the Company) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our Amended and Restated Bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware general corporation law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding that arises by reason of their status or service as executive officers or directors. Additionally, we agreed to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.

RELATED PERSON TRANSACTION POLICY

We have a written policy on transactions with related persons, which we refer to as our “related person transaction policy.” Our related person transaction policy requires that all “related person transactions” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto be disclosed to the Board or the Audit Committee. The policy provides that in reviewing a related person transaction, the Board or the Audit Committee, as applicable, will consider all relevant facts and circumstances, including the relationship of the related person to the Company, the nature and extent of the related person’s interest in the transaction, the material terms of the transaction, the importance and fairness of the transaction to both the Company and the related person, the business rationale for the transaction, whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company, and any other matters that the Board or the Audit Committee, as applicable, deems appropriate. Our related person transaction policy provides that no related person transaction will be executed without the approval or ratification of our Board or the Audit Committee.

56

Related Party Transactions

In addition, all of our employees, officers and directors are required to comply with the Code of Conduct. The Code of Conduct addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose promptly the existence of the conflict, or potential conflict, to PPD’s Legal Department, General Counsel or Audit Committee Chair, as appropriate, who will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected.

Since January 1, 2020, there have been no transactions that were required to be reported under “Related Person Transactions” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

PPD 2021 Proxy Statement	57

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of the common stock of PPD, Inc. as of February 25, 2021 unless otherwise indicated below, by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days of February 25, 2021. The percent of common stock calculations are based on the 350,428,741 shares of our common stock outstanding as of February 25, 2021.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

58

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o PPD, Inc., 929 North Front Street, Wilmington, North Carolina 28401.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage

5% Stockholders:

H&F Investors(1)	132,841,266	37.9

Carlyle Investor(2)	55,722,733	15.9

Platinum Investor(3)	21,453,252	6.1

GIC Investor(4)	21,453,252	6.1

Directors and Named Executive Officers:

David Simmons(5)	3,771,765	1.1

Joe Bress(6)	—	—

Stephen Ensley(7)	—	—

Maria Teresa Hilado(8)	33,471	*

Colin Hill(9)	10,438	*

Jeffrey Kindler(10)	112,095	*

P. Hunter Philbrick(7)	—	—

Allen Thorpe(7)	—	—

Stephen Wise(6)	—	—

William Sharbaugh(11)	1,103,741	*

Christopher Scully(12)	348,465	*

Anshul Thakral(13)	263,059	*

David Johnston(14)	285,699	*

All directors and executive officers as a group (19 persons)(15)	6,694,801	1.9

*	Indicates beneficial ownership of less than 1%.
(1)

Based on the Schedule 13G filed with the SEC on February 12, 2021. Hellman & Friedman Capital Partners VII, L.P. directly holds 52,884,036 shares of Common Stock, Hellman & Friedman Capital Partners VII (Parallel), L.P. directly holds 20,244,387 shares of Common Stock, HFCP VII (Parallel-A), L.P. directly holds 3,630,740 shares of Common Stock, H&F Executives VII, L.P. directly holds 359,372 shares of Common Stock, Hellman & Friedman Capital Partners VIII, L.P. directly holds 35,622,429 shares of Common Stock, Hellman & Friedman Capital Partners VIII (Parallel), L.P. directly holds 15,987,409 shares of Common Stock, HFCP VIII (Parallel-A), L.P. directly holds 3,021,286 shares of Common Stock, H&F Executives VIII, L.P. directly holds 934,469 shares of Common Stock, and H&F Associates VIII, L.P. directly holds 157,138 shares of Common Stock. The general partner of each of Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., HFCP VII (Parallel-A), L.P. and H&F Executives VII, L.P. (collectively, the “H&F VII Funds”) is Hellman & Friedman Investors VII, L.P. The general partner of Hellman & Friedman Investors VII, L.P. is H&F Corporate Investors VII, Ltd. The general partner of each of Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P. and H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) is Hellman & Friedman Investors VIII, L.P. The general partner of Hellman & Friedman Investors VIII, L.P. is H&F Corporate Investors VIII, Ltd. A three member board of directors of each of H&F Corporate Investors VII, Ltd. and H&F Corporate Investors VIII, Ltd. has investment discretion over the shares held by the H&F VII Funds and the H&F VIII Funds, respectively. Each of the members of the boards of directors disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

(2)

Based on the Schedule 13G filed with the SEC on February 12, 2021. Reflects shares directly held by Carlyle Partners VI Holdings II, L.P. (the “Carlyle Investor”). Carlyle Group Management L.L.C. holds an irrevocable proxy to vote a majority of the shares of The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq. The Carlyle Group Inc. is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VI, L.L.C., which is the general partner of TC Group VI, L.P., which is the general partner of the Carlyle Investor. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investor. The address of each of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers, Cayman Corporate Center, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

PPD 2021 Proxy Statement	59

Security Ownership of Certain Beneficial Owners and Management

(3)

Based on the Schedule 13G filed with the SEC on February 2, 2021. Platinum Falcon B 2018 RSC Limited (the “Platinum Investor”) is the direct owner of, and has shared voting and dispositive power over, 21,453,252 shares of common stock. ADIA is the direct owner of, and has sole voting and dispositive power over, 15,999 shares of common stock. In addition, the Platinum Investor is a wholly owned subsidiary of ADIA, such that pursuant to the rules and regulations of the SEC, ADIA may be deemed to be the beneficial owner of the shares of common stock directly held by the Platinum Investor. The principal business address of ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates 3600. The principal business address of the Platinum Investor is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(4)

Based on the Schedule 13G filed with the SEC on February 12, 2021. Reflects shares directly held by Clocktower Investment Pte Ltd. (the “GIC Investor”). The GIC Investor shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. (“GIC SI”), and GIC, both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is a fund manager and only has two clients – the Government of Singapore (“GoS”) and the Monetary Authority of Singapore (“MAS”). Under the investment management agreement with GoS, GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and power to dispose of 81,544 shares of Common Stock, par value $0.01 per share, of the Issuer beneficially owned by it. GIC shares power to vote and dispose of 26,700 shares of Common Stock, par value $0.01 per share, of the Issuer beneficially owned by it with MAS. The business address for each of the GIC Investor, GIC and GIC SI is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(5)

Includes 693,695 shares held by the 2015 Simmons Family Gift Trust U/A dated June 18, 2015 of which Mr. Simmons’ spouse is a Trustee, 669,999 shares held by the David S. Simmons Revocable Trust dated November 13, 2009 of which Mr. Simmons is a Trustee, 30,000 shares held by the David and Melissa Simmons Family Foundation, of which Mr. Simmons is a Trustee, 120,000 shares held by the Melissa B. Simmons Irrevocable Trust dated November 9, 2020 of which Mr. Simmons is a Trustee, and 2,258,071 shares issuable upon the exercise of options exercisable within 60 days following February 25, 2021.

(6)	The address of each of Messrs. Bress and Wise is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 2200 South, Washington, D.C. 20004.
(7)	The address of each of Messrs. Ensley, Philbrick and Thorpe is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(8)	Includes 501 shares of restricted common stock.
(9)	Includes 501 shares of restricted common stock.
(10)	Includes 501 shares of restricted common stock and 18,500 shares held by the Jeffrey B. Kindler 2020 Irrevocable Trust of which Mr. Kindler’s spouse is a Trustee.
(11)

Includes 90,000 shares held by William Sharbaugh, III 2020 Grantor Retained Annuity Trust u/a 01/15/2020 of which Mr. Sharbaugh is a Trustee and 651,256 shares issuable upon the exercise of options exercisable within 60 days following February 25, 2021.

(12)	Includes 322,465 shares issuable upon the exercise of options exercisable within 60 days following February 25, 2021.
(13)	Includes 228,833 shares issuable upon the exercise of options exercisable within 60 days following February 25, 2021.
(14)	Includes 232,592 shares issuable upon the exercise of options exercisable within 60 days following February 25, 2021.
(15)

Includes 4,369,682 shares issuable upon the exercise of options exercisable within 60 days following February 25, 2021 and 1,503 shares of restricted common stock held by our current executive officers and directors.

CHANGES IN CONTROL

There are no arrangements, known to PPD, including any pledge by any person of securities of PPD or any of its parents, the operation of which may at a subsequent date result in a change in control of PPD.

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Stockholder Proposals for The 2022 Annual Meeting

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

The 2022 Annual Meeting of Stockholders is anticipated to be held in April 2022. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a stockholder intends to be presented at the 2022 Annual Meeting and included in the Company’s proxy statement and form of proxy to be distributed by us in connection with the 2022 Annual Meeting, must be received by the Secretary of PPD at our principal executive offices no later than November 8, 2021. However, if the 2022 Annual Meeting is held on a date more than 30 days before or after April 23, 2022 (the anniversary date of the 2021 Annual Meeting), stockholder proposals for the 2022 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8.

In addition, stockholders who wish to submit director nominations or bring any business at the 2022 Annual Meeting, including shareholder proposals intended to be included in our Proxy Statement for such meeting, must follow procedures outlined in PPD’s Amended and Restated Bylaws. One of the procedural requirements is timely notice in writing of the director nomination or other business the stockholder proposes to bring before the meeting. Written notice must be received by the Secretary of PPD at our principal executive offices no earlier than December 24, 2021 and no later than January 23, 2022. In the event that the date of our 2022 Annual Meeting is 30 days before or 70 days after April 23, 2022 (the anniversary date of the 2021 Annual Meeting), the written notice must be delivered or received not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by PPD.

We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

PPD 2021 Proxy Statement	61

Where to Obtain Further Information

WHERE TO OBTAIN FURTHER INFORMATION

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings may be accessed under “Financial Information – SEC Filings” at https://investors.ppd.com/. Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to the attention of our Secretary at our principal executive office, located at 929 North Front Street, Wilmington, North Carolina 28401.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

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PPD, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 22, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PPD2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be counted, your proxy card vote must be received by April 22, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D31668-P49968 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PPD, INC. 1. To elect three Class I directors. NOMINEES: 01) Stephen Ensley 02) Maria Teresa Hilado 03) David Simmons 2. To approve, on an advisory basis, the compensation of our named executive officers. 3. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers. 4. To ratify the appointment of Deloitte & Touche LLP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR 1 YEAR IN PROPOSAL 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Abstain For Against 3 Years 1 Year 2 Years Abstain For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D31669-P49968 PPD, INC. Annual Meeting of Stockholders April 23, 2021 at 4:00 PM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) B. Judd Hartman, Julia James and Richard Whitlow, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PPD, INC. that the stockholder(s) is/are entitled to vote at the virtual Annual Meeting of Stockholders to be held at 4:00 PM EDT on April 23, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side